Exhibit 4.9

Execution Version

Qorvo, Inc.

and each of the Subsidiary Guarantors named herein

4.375% SENIOR NOTES DUE 2029

Indenture

Dated as of September 30, 2019

MUFG Union Bank, N.A.,

as Trustee

CROSS-REFERENCE TABLE*

Trust Indenture	Indenture
Act Section	Section

310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
311 (a)	7.11
(b)	7.11
312 (a)	2.06
(b)	13.03
(c)	13.03
313 (a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	7.06, 13.02
(d)	7.06
314 (a)(4)	4.03, 4.04, 13.05
(b)	N.A.
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	N.A.
(e)	13.05
(f)	N.A.
315 (a)	7.01(b)
(b)	7.05
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11
316 (a) (last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	13.14(d)
317 (a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318 (a)	N.A.
(b)	N.A.
(c)	13.01

*    N.A. means not applicable.

This Cross-Reference Table is not part of this Indenture.

TABLE OF CONTENTS

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EXHIBITS

Exhibit A	FORM OF 2029 NOTE

Exhibit B	FORM OF CERTIFICATE OF TRANSFER

Exhibit C	FORM OF CERTIFICATE OF EXCHANGE

Exhibit D	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

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INDENTURE dated as of September 30, 2019 among Qorvo, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors (as defined below) listed on the signature pages hereto and MUFG Union Bank, N.A., as Trustee (as defined below).

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its 4.375% Senior Notes due 2029. The initial Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture to provide for a guarantee of the Notes (as defined below) and of certain of the Company’s obligations hereunder. All things necessary to make this Indenture a valid agreement of the Company and the initial Subsidiary Guarantors, in accordance with its terms, have been done.

The Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the Notes:

ARTICLE ONE

DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01.    Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, that shall be issued in a denomination equal to the outstanding original principal amount of the Notes sold in reliance on Rule 144A.

“2025 Notes” means the Company’s 7.00% Senior Notes due 2025.

“Additional Assets” means:

(1)    any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business;

(2)    the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(3)    Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clause (1) or (2) above is primarily engaged in a Permitted Business.

“Additional Interest” means (i) with respect to the Initial Notes, all additional interest owing on the Initial Notes pursuant to the Registration Rights Agreement entered into with respect to such Initial Notes, and (ii) with respect to Additional Notes, all additional interest owing on such Additional Notes pursuant to the Registration Rights Agreement entered into with respect to such Additional Notes.

“Additional Notes” means additional Notes (other than Initial Notes and Exchange Notes in respect thereto) issued under this Indenture in accordance with Section 2.02 and subject to the limitations of Section 4.09.

“Adjusted EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(a)    increased (without duplication) by the following to the extent deducted in calculating the Consolidated Net Income of such Person for such period:

(1)    provision for Federal, state, local and foreign taxes based on income or profits or capital (including, without limitation, state franchise, excise and similar taxes and foreign withholding taxes of such Person) paid or accrued during such period, including any penalties and interest relating to any tax examinations, and (without duplication) net of any tax credits applied during such period (including tax credits applicable to taxes paid in earlier periods); plus

(2)    Consolidated Interest Expense; plus

(3)    depreciation and amortization expense; plus

(4)    any expenses or charges (other than depreciation or amortization expense) related to any equity offering, Investment, acquisition, Asset Disposition or recapitalization permitted under this Indenture or the incurrence of Indebtedness permitted to be incurred under this Indenture (including any amendment, modification or refinancing thereof) (whether or not successful), including such fees, expenses or charges related to the Transactions; plus

(5)    the amount of any restructuring charge or reserve or integration cost, including any one-time costs incurred in connection with acquisitions or divestitures after the Issue Date; plus

(6)    other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income of such Person for such period, including any impairment charges or the impact of purchase accounting (excluding any such non-cash charge, writedown or item to the extent it represents an accrual or reserve for a cash expenditure for a future period), less other non-cash items of income increasing Consolidated Net Income (excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period so long as such receipt of cash is not included in calculating Consolidated Net Income or Adjusted EBITDA in such later period); plus

(7)    all expenses and charges relating to non-controlling Capital Stock and equity income in non-wholly owned Restricted Subsidiaries; plus

(8)    any costs or expense incurred pursuant to any equity plan or stock option plan or any other director, officer, management or employee benefit plan, arrangement or agreement or any stock subscription or stockholder agreement; plus

(9)    cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in Adjusted EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of Adjusted EBITDA pursuant to paragraph (b) below for any previous period and not otherwise added back in such period or any other period; plus

(10)    cost savings, expense reductions, operating improvements, integration savings and synergies, in each case, resulting from acquisitions or divestitures after the Issue Date and projected by the Company in good faith to be realized as a result, and within 12 months, of such acquisition or divestiture;

(b)    decreased (without duplication) by the following to the extent included in calculating the Consolidated Net Income of such Person for such period:

(1)    non-cash gains other than (A) non-cash gains to the extent they represent the reversal of an accrual or cash reserve for a potential cash item that reduced Adjusted EBITDA in any prior period and (B) non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Adjusted EBITDA in such prior period.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” means any Registrar or Paying Agent, or the Custodian.

“Applicable Premium” means, with respect to a Note at any date of redemption, the greater of (i) 1.0% of the then-outstanding principal amount of such Note and (ii) the excess of (A) the present value at such date of redemption of (1) the redemption price of such Note at October 15, 2024 (such redemption price being described in Section 3.07) plus (2) all remaining required interest payments due on such Note through October 15, 2024 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate (as of such redemption date or, in the case of satisfaction and discharge or defeasance, as of the date on which funds are deposited with the Trustee) plus 50 basis points, over (B) the then-outstanding principal amount of such Note. The Applicable Premium shall be determined by the Company. The Trustee shall have no duty to calculate or verify the calculations of the Applicable Premium.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such payment, tender, redemption, transfer or exchange.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions that are part of a common plan) by the Company or any Restricted Subsidiary (other than operating leases entered into in the ordinary course of business), including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)    any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary),

(2)    all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or

(3)    any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in each of cases (1), (2) and (3),

(A)    any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary,

(B)    for purposes of the provisions described in Section 4.10 only, a disposition subject to (and permitted by) Section 4.07,

(C)    a disposition of assets with a Fair Market Value of less than $100,000,000,

(D)    any disposition of surplus, obsolete, discontinued or worn-out equipment or other assets that, in the good faith judgment of the Company, are no longer used or useful in the ongoing business of the Company and its Restricted Subsidiaries,

(E)    (i) any disposition of cash or Cash Equivalents or readily marketable securities or (ii) any disposition resulting from the liquidation or dissolution of any Restricted Subsidiary to the extent made ratably in accordance with the relative equity interests held by, or capital accounts of, the owners thereof,

(F)    any transaction that constitutes a Permitted Investment,

(G)    the creation of any Permitted Lien,

(H)    the unwinding of any obligations (contingent or otherwise) existing or arising under any Swap Contract,

(I)    dispositions of delinquent accounts receivable in connection with collection or compromise thereof; any release of any intangible claims or rights in connection with a lawsuit, dispute or other controversy; licenses (including licenses of intellectual property), sublicenses, leases or subleases granted to any Persons and not interfering in any material respect with the business of the Company and its Subsidiaries,

(J)    any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets, or exercise of termination rights under any lease, license, concession or other agreement, or disposition of properties that have been subject to a casualty to the respective insurer of such property or its designee as part of an insurance settlement; and any surrender or waiver of contract rights or a settlement, release or surrender of contract, tort or other claims in the ordinary course of business, and

(K)    any disposition of securities of any Unrestricted Subsidiary.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

(1)    the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(2)    the sum of all such payments.

“Bankruptcy Law” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of the Board of Directors of the Company.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Company or any of its Restricted Subsidiaries:

(1)    readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof, or, in the case of a Foreign Subsidiary, readily marketable obligations issued or directly and fully guaranteed or insured by the government, governmental agency or applicable multinational intergovernmental organization of the country of such Foreign Subsidiary or backed by the full faith and credit of the government, governmental agency or applicable multinational intergovernmental organization of the country of such Foreign Subsidiary having maturities of not more than one year from the date of acquisition thereof;

(2)    readily marketable obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having, at the time of acquisition, the highest rating obtainable from Moody’s or S&P;

(3)    demand deposits, time deposits, Eurodollar time deposits, repurchase agreements or reverse repurchase agreements with, or insured certificates of deposit or bankers’ acceptances of, or that are guaranteed by, any commercial bank that (i) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (4) of this definition and (iii) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than one year from the date of acquisition thereof;

(4)    commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-2” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P, in each case with maturities of not more than one year from the date of acquisition thereof;

(5)    corporate promissory notes or other obligations maturing not more than one year after the date of acquisition which at the time of such acquisition have, or are supported by, an unconditional guaranty from a corporation with similar obligations which have the highest rating obtainable from Moody’s or S&P;

(6)    Investments, classified in accordance with GAAP as current assets of the Company or any of its Restricted Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (1), (2), (3), (4) and (5) of this definition;

(7)    other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing; and

(8)    solely with respect to any Foreign Subsidiary, non-Dollar denominated (i) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Foreign Bank”) and maturing within 180 days of the date of acquisition and (ii) equivalents of demand deposit accounts which are maintained with an Approved Foreign Bank.

“Change of Control” means:

(1)     any event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the equity securities of the Company entitled to vote for members of the Board of Directors or equivalent governing body of the Company on a fully-diluted basis, or

(2)    the Company sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of its assets to, or merges or consolidates with, a Person other than a Subsidiary of the Company, other than a merger or consolidation where (A) the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company outstanding immediately prior to such transaction are converted into or exchanged for equity securities of the surviving or transferee Person constituting a majority of the outstanding equity securities of such surviving or transferee Person entitled to vote for members of the board of directors or equivalent governing body of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 50% or more of the equity securities of the surviving or transferee Person entitled to vote for members of the board of directors or equivalent governing body of the surviving or transferee Person on a fully diluted basis.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.

“Clearstream” means Clearstream Banking S.A. and any successor thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” means Qorvo, Inc., a Delaware corporation, and any successors thereto.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of:

(1)    the aggregate amount of Adjusted EBITDA of the Company and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters for which financial statements are then publicly available to

(2)    Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(A)    if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Adjusted EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

(B)    if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility or similar arrangement, unless such Indebtedness has been permanently repaid and the related commitment has been terminated and not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, Adjusted EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period,

(C)    if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the Adjusted EBITDA for such period shall be reduced by an amount equal to the Adjusted EBITDA, if positive, directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the Adjusted EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale,

(D)    if since the beginning of such period the Company or any Restricted Subsidiary, by merger or otherwise, shall have made an Investment in any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Adjusted EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto, including the Incurrence of any Indebtedness as if such Investment or acquisition occurred on the first day of such period, and

(E)    if since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period, shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary during such period, Adjusted EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any transaction under this definition, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and shall comply with the requirements of Regulation S-X promulgated by the SEC, but may also include, in the case of sales of assets, Investments or acquisitions referred to above, the net reduction in costs that have been realized or are reasonably anticipated to be realized in good faith with respect to such sale of assets, Investment or acquisition within twelve months of the date thereof and that are reasonable and factually supportable, as if all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during such four-quarter period in order to achieve such reduction in costs, as set forth in an Officers’ Certificate delivered to the Trustee that outlines the specific actions taken or to be taken and the net reduction in costs achieved or to be achieved from each such action and that certifies that such cost reductions meet the criteria set forth in this sentence.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period, taking into account any Swap Contract applicable to such Indebtedness if such Swap Contract has a remaining term as of the date of determination in excess of 12 months. If the interest on any such Indebtedness may be determined based on rates chosen by the Company, pro forma interest expense may be determined based on such optional rate chosen as the Company may designate.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP and without duplication, all (a) Indebtedness for borrowed money and all obligations evidenced by notes, bonds, debentures, loan agreements or similar instruments, (b) Indebtedness in respect of the deferred purchase price of property or services (which Indebtedness excludes, for the avoidance of doubt, trade accounts payable or similar obligations to a trade creditor in the ordinary course of business and any contingent earn-out obligation or other contingent obligation related to an acquisition or an Investment permitted hereunder), (c) Indebtedness arising under letters of credit (excluding performance letters of credit), (d) all Indebtedness with respect to Disqualified Stock or Preferred Stock of Restricted Subsidiaries, (e) Guarantees of the foregoing types of Indebtedness and (f) all Indebtedness of the types referred to in clauses (a) through (e) above of any partnership in which the Company or a Restricted Subsidiary is a general partner; provided, that “Consolidated Funded Indebtedness” shall exclude all obligations under any Swap Contract.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its Restricted Subsidiaries, plus, to the extent Incurred by the Company and its Restricted Subsidiaries in such period but not included in such interest expense, without duplication:

(1)    interest expense attributable to Capitalized Leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction,

(2)    amortization of debt discount and debt issuance costs,

(3)    capitalized interest,

(4)    non-cash interest expense,

(5)    commissions, discounts and other fees and charges attributable to letters of credit and bankers’ acceptance financing,

(6)    interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by the Company or any Restricted Subsidiary,

(7)    net payments, if any, under Swap Contracts,

(8)    all dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of any of the Subsidiaries of the Company (other than dividends payable solely in Capital Stock of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary), and

(9)    the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Adjusted EBITDA of the Company and its Restricted Subsidiaries on a consolidated basis for the most recently completed four fiscal quarters of the Company. The Consolidated Leverage Ratio shall be calculated consistent with the pro forma adjustments contemplated by the definition of Consolidated Coverage Ratio.

“Consolidated Net Income” shall mean, for any Person for any period of measurement, the consolidated net income (or net loss) of such Person for such period, determined on a consolidated basis in accordance with GAAP; provided that in computing such amount for the Company and its Restricted Subsidiaries, there shall be excluded extraordinary gains and extraordinary losses of such Person for such period.

“Consolidated Senior Secured Indebtedness” means, at any time, without duplication, the aggregate principal amount of all Consolidated Funded Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP that, as of such date, is secured by a Lien on any asset of the Company or any Restricted Subsidiary (other than liens described in sub item 3(d) of the definition of Permitted Liens).

“Consolidated Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Senior Secured Indebtedness as of such date to (b) Adjusted EBITDA of the Company and its Restricted Subsidiaries on a consolidated basis for the most recently completed four fiscal quarters of the Company. The Consolidated Senior Secured Leverage Ratio shall be calculated consistent with the pro forma adjustments contemplated by the definition of Consolidated Coverage Ratio.

“Consolidated Tangible Assets” means, as of any date of determination, total assets of the Company and its Restricted Subsidiaries less goodwill and other intangible assets of the Company and its Restricted Subsidiaries as of the most recent fiscal quarter end for which an internal consolidated balance sheet of the Company and its Subsidiaries is available, all calculated on a consolidated basis in accordance with GAAP.

“Consolidation” means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an Investment. The term “Consolidated” has a correlative meaning.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corporate Trust Office of the Trustee” means the designated corporate trust office of the Trustee at which at any particular time this Indenture shall be administered, which office at the date of execution of this Indenture is located at 1251 Avenue of the Americas, 19th Floor, New York, New York 10020, Attn: Corporate Trust Dept., or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Existing Credit Agreement), commercial paper facilities or indentures, in each case with banks or other lenders or a trustee, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or issuances of notes, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Custodian” means the Trustee as custodian with respect to the Global Notes or any successor entity thereto.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.07, substantially in the form of Exhibit A, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.04 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Noncash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation.

“Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable, or upon the happening of any event:

(1)    matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

(2)    is convertible or exchangeable for Indebtedness or Disqualified Stock, excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable, or

(3)    is redeemable at the option of the holder thereof, in whole or in part,

in the case of each of clauses (1), (2) and (3), on or prior to the date that is one year after the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the date that is one year after the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Section 4.10 and Section 4.14, respectively, as applicable.

“Domestic Restricted Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“Electronic Means” means the following communications methods: S.W.I.F.T., e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in an Exchange Offer pursuant to Section 2.07(f).

“Exchange Offer” (i) with respect to the Initial Notes, has the meaning set forth for such term in the Registration Rights Agreement executed on the Issue Date and (ii) with respect to Additional Notes, has the meaning set forth for such term in the Registration Rights Agreement executed in respect of such Additional Notes.

“Exchange Offer Registration Statement” (i) with respect to the Initial Notes, has the meaning set forth for such term in the Registration Rights Agreement executed on the Issue Date and (ii) with respect to Additional Notes, has the meaning set forth for such term in the Registration Rights Agreement executed in respect of such Additional Notes.

“Existing Credit Agreement” means the credit agreement, dated as of December 5, 2017, among the Company, the guarantors from time to time party thereto, Bank of America, N.A. as administrative agent, and the other parties from time to time party thereto, together with all amendments, modifications, amendments and restatements and supplements thereto.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction, as determined by an Officer in good faith. The Fair Market Value of property or assets other than cash which involves an aggregate amount in excess of $25,000,000 shall have been determined by the Board of Directors in good faith and evidenced by a Board Resolution.

“Foreign Subsidiary” means (i) any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia and any direct or indirect Subsidiary of such Subsidiary, and (ii) any Person substantially all of whose assets consist of equity interests and/or indebtedness of one or more Foreign Subsidiaries and any other assets incidental thereto.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

(1)    the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

(2)    statements and pronouncements of the Public Company Accounting Oversight Board,

(3)    such other statements by such other entities as approved by a significant segment of the accounting profession, and

(4)    the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC;

provided, with respect to any reports or financial information required to be delivered pursuant to Section 4.03 hereof, such reports or financial information shall be prepared in accordance with GAAP as in effect on the date thereof.

All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

“Global Note Legend” means the legend set forth in Section 2.07(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A, issued in accordance with Section 2.01 or Section 2.07.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)    to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

(2)    entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” when used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

The amount of any Guarantee or other contingent liability, to the extent constituting Indebtedness or an Investment, shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person or entity in good faith. For the avoidance of doubt, the stated or determinable amount of any undrawn revolving facility shall be zero.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means to issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security or accrual of payment-in-kind interest shall not be deemed the Incurrence of Indebtedness.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(1)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(2)    the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (other than any Guarantees thereof and contingent obligations under or relating to bank guaranties or surety bonds);

(3)    net obligations of such Person under any Swap Contract if and to the extent such obligations would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(4)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable or similar obligations to a trade creditor in the ordinary course of business and other than any contingent earn-out obligation or other contingent obligation related to an acquisition or an Investment permitted hereunder);

(5)    Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Person;

(6)    all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person;

(7)    the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends); and

(8)    all Guarantees of such Person in respect of any of the foregoing Indebtedness.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Guarantee of Indebtedness shall be determined in accordance with the definition of “Guarantee.” Notwithstanding the foregoing, Indebtedness of the Company and its Restricted Subsidiaries shall not include short-term intercompany payables between or among two or more of the Company and its Restricted Subsidiaries arising from cash management transactions.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $350,000,000 aggregate principal amount of 4.375% Senior Notes due 2029 issued on the Issue Date.

“Initial Purchasers” means, collectively, BofA Securities, Inc., Wells Fargo Securities, LLC, Citigroup Global Markets Inc., MUFG Securities Americas Inc., PNC Capital Markets LLC, BNP Paribas Securities Corp., TD Securities (USA) LLC and BB&T Capital Markets, a division of BB&T Securities, LLC.

“interest” means, with respect to the Notes, the cash interest (including any Additional Interest) payable on the Notes.

“Interest Payment Date” means April 15 and October 15 of each year, commencing April 15, 2020.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person in another Person, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment at any time outstanding shall be (i) the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, minus (ii) the amount of dividends or distributions received in connection with such Investment and any return of capital or repayment of principal received in respect of such Investment that, in each case, is received in cash or Cash Equivalents.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and a rating equal to or higher than BBB- (or the equivalent) by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement Rating Agency).

“Issue Date” means September 30, 2019.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Legal Holiday” means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.

“Legended Regulation S Global Note” means a Global Note in the form of Exhibit A bearing the Global Note Legend, the Private Placement Legend and the Regulation S Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount at maturity of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Letter of Transmittal” means the letter of transmittal contemplated by the applicable Exchange Offer Registration Statement to be prepared by the Company and sent to all Holders of Notes for use by such Holders in connection with the applicable Exchange Offer.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance (including any easement, right-of-way or other encumbrance on title to real property), lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Material Credit Facility” means any Credit Facility under which there is outstanding (without duplication) Indebtedness of the Company or any Guarantor in an aggregate principal amount equal to or greater than $100,000,000 other than, for the avoidance of doubt, any factoring, securitization or vendor finance transactions.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Available Cash” from an Asset Disposition means cash consideration received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)    all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,

(2)    all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition,

(3)    all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition,

(4)    payments of unassumed liabilities relating to the assets sold at the time of, or within 60 days after, the date of such sale to the extent required by any agreement or contract relating to such liabilities, and

(5)    appropriate amounts to be provided by the seller as a reserve against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including indemnification obligations associated with such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the Initial Notes, the Exchange Notes and any Additional Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company or of a Subsidiary Guarantor, as appropriate.

“Officers’ Certificate” means a certificate signed by two Officers. One of the Officers signing the Officers’ Certificate issued pursuant to Section 4.04 must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company.

“Opinion of Counsel” means a written opinion from legal counsel, which counsel shall be reasonably satisfactory to the Trustee. The counsel may be an employee of or counsel to the Company or a Subsidiary Guarantor.

“Pari Passu Indebtedness” means Indebtedness that ranks equally in right of payment to the Notes, in the case of the Company, or the applicable Subsidiary Guarantee, in the case of any Subsidiary Guarantor (without giving effect to collateral arrangements).

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means the businesses engaged in by the Company and its Subsidiaries on the Issue Date and any Related Business.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)    the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

(2)    another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

(3)    cash or Cash Equivalents or the Notes or the Exchange Notes and Investments made in accordance with the Company’s investment policy, as in effect from time to time;

(4)    receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)    payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)    advances to officers, directors and employees of the Company and Restricted Subsidiaries made in the ordinary course of business for travel, entertainment, relocation and analogous ordinary business purposes;

(7)    Swap Contracts otherwise permitted under this Indenture;

(8)    Prepaid expenses, negotiable instruments held for collection, lease, utility, workers’ compensation, performance and other similar deposits in the ordinary course of business;

(9)    Investments to the extent paid for in Capital Stock (other than Disqualified Stock) of the Company;

(10)    Investments acquired by the Company or a Restricted Subsidiary as a result of a foreclosure by, or other transfer of title to, the Company or a Restricted Subsidiary with respect to a secured Investment;

(11)    Investments in joint ventures and other business entities (in each case that are not Subsidiaries of the Company) that are engaged in a Permitted Business, having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) that are at the time outstanding not to exceed the greater of (A) $250,000,000 and (B) 10% of Consolidated Tangible Assets as of the last day of the most recent fiscal quarter;

(12)    Investments, in any Person, having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) that are outstanding at the time of incurrence thereof not to exceed the greater of (A) $250,000,000 and (B) 10% of Consolidated Tangible Assets as of the last day of the most recent fiscal quarter;

(13)    Loans, advances and Guarantees permitted by Section 4.09;

(14)    Investments consisting of advances to customers or suppliers in the ordinary course of business;

(15)    Investments (i) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments (including Capital Stock) received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and (ii) received in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to the Company or any Restricted Subsidiary, or as security for any such Indebtedness or claim;

(16)    Investments in property and other assets owned or used by the Company or any Restricted Subsidiary in the ordinary course of business; and

(17)    Investments existing on the Issue Date.

“Permitted Liens” means:

(1)    Liens securing (i) Indebtedness under any Credit Facility permitted by Section 4.09(b)(1) and (ii) other Indebtedness permitted by Section 4.09; provided that in the case of any such Indebtedness described in this subclause (ii), such Indebtedness, when aggregated with the amount of Indebtedness of the Company and its Restricted Subsidiaries which is secured by a Lien, does not cause the Consolidated Senior Secured Leverage Ratio to exceed 2.50 to 1.0; provided, further, that for purposes of this clause (1), at the Company’s option, any revolving credit commitment shall be deemed to be Indebtedness Incurred in the full amount of such commitment on the date such commitment is established (and thereafter, shall be included in “Consolidated Senior Secured Indebtedness” on such basis for purposes of determining the Consolidated Senior Secured Leverage Ratio under this clause (1) to the extent and for so long as such revolving credit commitment remains outstanding) and any subsequent repayment and borrowing under such revolving credit commitment shall be permitted to be secured by a Lien pursuant to this clause (1);

(2)    Liens outstanding on the Issue Date (other than Liens referred to in clause (1) above) and any Replacement Liens thereof;

(3)    (a) Liens for Taxes, assessments or charges of any Governmental Authority or claims not yet due (or, if failure to pay prior to delinquency but after the due date does not result in additional material amounts being due, which are not yet delinquent) or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with the provisions of GAAP or equivalent accounting standards in the country of organization, (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, customs and revenue authorities and other Liens imposed by law and created in the ordinary course of business for amounts not yet due (or, if failure to pay prior to delinquency but after the due date does not result in additional material amounts being due, which are not yet delinquent) or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with the provisions of GAAP or equivalent accounting standards in the Country of origin, (c) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds and Liens securing obligations under indemnity agreements for surety bonds) or other Liens in connection with workers’ compensation, unemployment insurance and other types of social security benefits; Liens deemed to exist in connection with Investments in repurchase agreements permitted under subsection (3) of the definition of Investments; Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection; pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty or liability insurance to the Company or any of its Restricted Subsidiaries, (d) Liens consisting of any right of offset, or any statutory or consensual banker’s lien, on bank deposits or securities accounts maintained in the ordinary course of business so long as such bank deposits or securities accounts are not established or maintained for the purpose of providing such right of offset or banker’s lien, (e) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially and adversely with the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, (f) building restrictions, zoning laws, entitlements, conservation and environmental restrictions and other similar statutes, laws, rules, regulations, ordinances and restrictions, now or at any time hereafter adopted by any Governmental Authority having jurisdiction, (g) licenses, sublicenses, leases or subleases granted to third parties and not interfering in any material respect with the ordinary conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole, (h) any (A) interest or title of a lessor or sublessor under any lease not prohibited by this Indenture, (B) Lien or restriction that the interest or title of such lessor or sublessor may be subject to, or (C) subordination of the interest of the lessee or sublessee under such lease to any Lien or restriction referred to in the preceding subclause (B), so long as the holder of such Lien or restriction agrees to recognize the rights of such lessee or sublessee under such lease, (i) Liens in favor of customs and revenue authorities arising as a matter of Law to secure payment of customs duties in connection with the importation of goods and (j) Liens in favor of any Governmental Authority on deposit accounts in connection with auctions conducted on behalf of such Governmental Authorities in the ordinary course of business; provided that such Liens apply only to the amounts actually obtained from auctions conducted on behalf of such Governmental Authorities;

(4)    any attachment or judgment Lien not otherwise constituting an Event of Default under Section 6.01(a)(7) in existence less than sixty (60) days after the entry thereof or with respect to which (i) execution has been stayed, (ii) payment is covered in full by insurance, or (iii) the Company or any of its Restricted Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and shall have set aside on its books such reserves as may be required by GAAP with respect to such judgment or award;

(5)    Liens securing Indebtedness permitted under Section 4.09(b)(8) hereof; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and the products and proceeds thereof and (ii) the Indebtedness secured thereby does not exceed the purchase price of the property being acquired on the date of acquisition;

(6)    Liens (i) on assets of any Restricted Subsidiary which are in existence at the time that such Restricted Subsidiary is acquired after the Issue Date, and (ii) on assets of any Loan Party (as defined in the Existing Credit Agreement) or any Restricted Subsidiary which are in existence at the time that such assets are acquired after the Issue Date, and, in each case, any Replacement Liens thereof; provided that such Liens (A) are not incurred or created in anticipation of such transaction and (B) attach only to the acquired assets or the assets of such acquired Restricted Subsidiary and the proceeds and products of such assets (and the proceeds and products thereof);

(7)    Liens securing Swap Contracts of the Company or any of its Restricted Subsidiaries permitted to be incurred under this Indenture;

(8)     Liens on property necessary to defease Indebtedness that was not incurred in violation of this Indenture;

(9)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(10)    Liens securing the Notes or the Exchange Notes and the Guarantees thereof;

(11)    any pledge of the Capital Stock of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary; and

(12)    other Liens securing obligations outstanding in aggregate amount not to exceed the greater of $250,000,000 and 7.5% of Consolidated Tangible Assets.

“Permitted Securities” means, with respect to any Asset Disposition, Voting Stock of a Person primarily engaged in a Permitted Business; provided that after giving effect to the Asset Disposition such Person shall become a Restricted Subsidiary.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Private Placement Legend” means the legend set forth in Section 2.07(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Equity Offering” means an offering for cash by the Company of its common stock.

“Rating Agency” means Moody’s and S&P or if Moody’s or S&P or both cease to rate the Notes for reasons outside of the control of the Company, any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement Rating Agency.

“Rating Decline” means, with respect to the Notes, the occurrence of a decrease in the rating of the Notes by one or more gradations by the two Rating Agencies (including gradations within rating categories, as well as between categories), within 60 days after the earlier of (x) a Change of Control, (y) the date of public notice of a Change of Control or (z) public notice by the Company to effect a Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by each such Rating Agency); provided, however, that a Rating Decline otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Decline for purposes of the definition of Change of Control Triggering Event) unless the Rating Agency making the reduction in rating to which this definition would otherwise apply announces or publicly confirms or informs the Trustee in writing at the Company’s or the Trustee’s request that the reduction was the result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Decline); provided, further, that notwithstanding the foregoing, a Rating Decline shall not be deemed to have occurred so long as the Notes have an Investment Grade Rating from any of the two Rating Agencies.

“Receivable” means any Indebtedness and other payment obligations owed to the Company, or any Restricted Subsidiary, whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each case arising in connection with (a) the sale of goods or the rendering of service or (b) the lease, license, rental or use of equipment, facilities or software, including the obligation to pay any finance charges, fees and other charges with respect thereto.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that is Incurred to Refinance any Indebtedness of the Company or any Restricted Subsidiary Incurred in compliance with this Indenture; provided, however, that:

(1)    the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced,

(2)    the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced,

(3)    such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish the Refinancing and such reasonable expenses incurred in connection therewith) and

(4)    (A) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes or any Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee at least to the same extent as the Indebtedness being Refinanced and (B) if the Indebtedness being Refinanced is pari passu in right of payment with the Notes or any Subsidiary Guarantee, such Refinancing Indebtedness is pari passu with or subordinated in right of payment to the Notes or such Subsidiary Guarantee; provided, further, however, that Refinancing Indebtedness shall not include:

(A)    Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that Refinances Indebtedness of the Company, or

(B)    Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Registration Rights Agreement” means (i) with respect to the Initial Notes, the Registration Rights Agreement, dated the Issue Date, among the Company, the Subsidiary Guarantors and BofA Securities, Inc., as representative of the several Initial Purchasers of the Notes and (ii) with respect to any Additional Notes, one or more registration rights agreements among the Company, the Subsidiary Guarantors and the other parties thereto, as any such agreement may be amended, modified, or supplemented from time to time, relating to the registration rights provided by the Company to the initial purchasers of Additional Notes.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Legended Regulation S Global Note or an Unlegended Regulation S Global Note, as appropriate.

“Regulation S Global Note Legend” means the legend set forth in Section 2.07(h), which is required to be placed on all Regulation S Global Notes issued under this Indenture.

“Related Business” means any business reasonably similar, incidental, complementary or related to, or a reasonable extension, development or expansion of, or necessary to, the businesses of the Company and the Restricted Subsidiaries as may evolve from time to time and reasonable extensions thereof.

“Replacement Lien” means, with respect to any Lien, any modifications, replacements, refinancings, renewals or extensions of such Lien, provided that (A) the property covered thereby is not increased other than the addition of proceeds, products, accessions and improvements to such property on customary terms, (B) the amount of Indebtedness, if any, secured thereby is not increased unless permitted under Section 4.09 and (C) any modification, replacement, refinancing, renewal or extension of the Indebtedness, if any, secured or benefited thereby is permitted by Section 4.09(b)(4).

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) who at the time shall have direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act, as amended.

“Rule 144A” means Rule 144A promulgated under the Securities Act, as amended.

“Rule 903” means Rule 903 promulgated under the Securities Act, as amended.

“Rule 904” means Rule 904 promulgated under the Securities Act, as amended.

“S&P” means Standard & Poor’s Financial Services LLC or any successor to its rating agency business.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Company secured by a Lien. “Secured Indebtedness” of a Subsidiary Guarantor has a correlative meaning.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” (i) with respect to the Initial Notes, has the meaning set forth for such term in the Registration Rights Agreement executed on the Issue Date and (ii) with respect to any Additional Notes, has the meaning set forth for such term in the Registration Rights Agreement executed in respect of such Additional Notes.

“Significant Subsidiary” means, any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Significant Subsidiary Guarantor” means a Significant Subsidiary that is a Subsidiary Guarantor.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in such security as the fixed date on which the final payment of principal of such Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such Indebtedness at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes pursuant to a written agreement. “Subordinated Obligation” of a Subsidiary Guarantor has a correlative meaning.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned, directly or indirectly, by:

(1)    such Person,

(2)    such Person and one or more Subsidiaries of such Person or

(3)    one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means each Guarantee of the obligations with respect to the Notes issued by a Restricted Subsidiary of the Company pursuant to the terms of this Indenture.

“Subsidiary Guarantor” means any Restricted Subsidiary that provides a Subsidiary Guarantee and its successors and assigns until released from its obligations under its Subsidiary Guarantee in accordance with the terms of this Indenture.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease Obligation” means the monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§77aaa-77bbbb) as amended.

“Transactions” means the issuance and sale of the Notes and the payment of fees and expenses in connection therewith.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the Notes to October 15, 2024; provided, however, that if the then remaining term of the Notes to October 15, 2024 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term of the Notes to October 15, 2024 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Company or its agent shall obtain the Treasury Rate.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Unlegended Regulation S Global Note” means a permanent Regulation S Global Note (other than a Legended Regulation S Global Note) in the form of Exhibit A bearing the Global Note Legend, deposited with or on behalf of and registered in the name of the Depositary or its nominee and issued upon expiration of the Restricted Period.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note substantially in the form of Exhibit A that bears the Global Note Legend, that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, that is deposited with or on behalf of and registered in the name of the Depositary, representing all or a portion of the Notes, and that does not bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(1)    any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors or an Officer in the manner provided below, and

(2)    any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors or an Officer may designate any Subsidiary of the Company, including any newly acquired or newly formed Subsidiary of the Company, to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided, however, that either:

(A)    the Subsidiary to be so designated has total Consolidated assets of $100,000 or less or

(B)    if such Subsidiary has Consolidated assets greater than $100,000, then such designation would be permitted under Section 4.07.

The Board of Directors or an Officer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x)    the Company could Incur $1.00 of additional Indebtedness under Section 4.09(a) or the Company would have a Consolidated Coverage Ratio equal to or greater than the Consolidated Coverage Ratio of the Company immediately prior to such transaction, and

(y)    no Default shall have occurred and be continuing.

Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors or an Officer shall be evidenced to the Trustee by filing with the Trustee (i) a copy of the Board Resolution (if applicable) giving effect to such designation and (ii) an Officers’ Certificate (a) certifying that such designation complied with the foregoing provisions and (b) giving the effective date of the designation, and the filing with the Trustee shall occur after the end of the fiscal quarter of the Company in which such designation is made within the time period for which reports are to be required by Section 4.03 hereof.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Section 1.02.    Other Definitions.

Defined in
Term	Section
“Act”	12.14
“Additional Obligor”	4.18
“Affiliate Transaction”	4.11
“Asset Disposition Offer”	4.10
“Asset Disposition Offer Amount”	4.10
“Asset Disposition Offer Period”	4.10
“Authentication Order”	2.02
“Change of Control Offer”	4.14
“Change of Control Purchase Date”	4.14
“covenant defeasance option”	8.01
“Covenant Suspension Event”	4.19
“DTC”	2.01
“EDGAR”	4.03
“Event of Default”	6.01
“legal defeasance option”	8.01
“Guaranteed Obligations”	10.01
“offshore transaction”	2.07
“Paying Agent”	2.04
“Purchase Date”	4.10
“purchase price”	4.10
“Registrar”	2.04
“Restricted Payment”	4.07
“Reversion Date”	4.19
“Successor Company”	5.01
“Successor Guarantor”	5.01
“Suspended Covenants”	4.19
“Suspension Date”	4.19
“Suspension Period”	4.19

Section 1.03.    Incorporation by Reference of TIA.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA term used in this Indenture has the following meaning:

“obligor” on the Notes and the Subsidiary Guarantees means the Company and the Subsidiary Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by an SEC rule promulgated under the TIA have the meanings so assigned to them.

Section 1.04.    Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

(f) all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated; and

(g) references to sections of or rules under the Securities Act shall be deemed to include amended, substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE TWO

THE NOTES

Section 2.01.    Form and Dating.

(a)    General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in registered global form without interest coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

In any case where an Interest Payment Date or any other Stated Maturity of any payment required to be made on the Notes shall not be a Business Day, then each such payment need not be made on such date, but shall be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or Stated Maturity of such payment and no additional interest shall be payable as a result of such delay in payment.

(b)    Global Notes. Notes issued in global form shall be substantially in the form set forth in Exhibit A hereto (and shall include the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form set forth in Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note on the Schedule of Exchanges and Interests to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or, if the Custodian and the Trustee are not the same Person, by the Custodian at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.07 hereof.

(c)    Regulation S Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of a Legended Regulation S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for The Depository Trust Company (“DTC”), and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Following the termination of the Restricted Period, beneficial interests in the Legended Regulation S Global Note may be exchanged for beneficial interests in Unlegended Regulation S Global Notes pursuant to Section 2.07 and the Applicable Procedures. Simultaneously with the authentication of Unlegended Regulation S Global Notes, the Trustee shall cancel the Legended Regulation S Global Note. The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d)    Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02.    Execution and Authentication.

One Officer of the Company shall sign the Notes for the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

The Company may, subject to Article Four of this Indenture and applicable law, issue Additional Notes under this Indenture. The Initial Notes, and any Additional Notes subsequently issued shall be treated as a single class of Notes for all purposes under this Indenture; provided that Additional Notes that are not fungible with the Initial Notes for U.S. Federal income tax purposes may trade under a separate CUSIP and may be treated as a separate class for purposes of transfers and exchanges.

At any time and from time to time after the execution of this Indenture, the Trustee shall, upon receipt of a written order of the Company signed by an Officer of the Company (an “Authentication Order”), authenticate Notes for original issue in an aggregate principal amount specified in such Authentication Order. The Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

The Company shall execute and the Trustee shall, in accordance with this Indenture, authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as Custodian.

Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent or other agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

Section 2.03.    Methods of Receiving Payments on the Notes.

All payments on Notes shall be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

The Company shall pay all principal, interest and premium, if any, on Global Notes in immediately available funds to the Paying Agent for further distribution to the Depositary, as the registered Holder of such Global Notes.

Section 2.04.    Registrar, Paying Agent and Depositary.

(a)    The Company shall maintain a registrar with an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and a paying agent with an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any such Agent. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)    The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

(c)    The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

(d)    The Company shall be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Notes. The Company will make the calculations in good faith. The Company will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification. None of the Trustee, the Registrar, the Paying Agents or Transfer Agents shall have any responsibility or obligation to any beneficial owner of an interest in a Global Note, any Agent Member or other member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or any nominee or participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member or other participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC, subject to its applicable rules and procedures. The Trustee, Registrar, Paying Agents and Transfer Agents may rely and shall be fully protected in relying upon information furnished by DTC with respect to its Agent Members and other members, participants and any beneficial owners.

Section 2.05.    Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or one of its Subsidiaries) shall have no further liability for the money. If the Company or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.06.    Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.07.    Transfer and Exchange.

(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Company for Definitive Notes if (i) the Depositary (A) notifies the Company that it is unwilling or unable to continue to act as Depositary for the Global Notes or (B) has ceased to be a clearing agency registered under the Exchange Act; and in either case, the Company fails to appoint a successor Depositary within 90 days after becoming aware of such condition; or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes in exchange for Global Notes (in whole but not in part); provided that in no event shall the Legended Regulation S Global Note be exchanged by the Company for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon the occurrence of any of the preceding events in clauses (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11 hereof. Except as otherwise provided above in this Section 2.07(a), every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.07 or Section 2.08 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.07(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.07(b), (c) or (d) hereof.

(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Legended Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.07(b)(i).

(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.07(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.07(f) hereof, the requirements of this Section 2.07(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount at maturity of the relevant Global Notes pursuant to Section 2.07(i).

(iii)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.07(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B) if the transferee will take delivery in the form of a beneficial interest in a Legended Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.07(b)(ii) above and:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement and such broker-dealer complies with the terms of the Registration Rights Agreement; or

(D) the Registrar receives the following:

(y)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(z)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)    Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If Definitive Notes are permitted at such time to be issued pursuant to Section 2.07(a) and any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C, including the certifications in item (2)(a) thereof;

(B)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(D)    if such beneficial interest is being transferred to a Non-U.S. Person in an “offshore transaction” in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; or

(E)    if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07 shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.07(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Legended Regulation S Global Note to Definitive Notes. Notwithstanding Sections 2.07(c)(i)(A) and (D) hereof, a beneficial interest in the Legended Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of a certificate in the form of Exhibit B hereto or other evidence satisfactory to the Company pursuant to Rule 903(b)(3)(ii)(B) of the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. If Definitive Notes are permitted at such time to be issued pursuant to Section 2.07(a), a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)    such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;

(B)    such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)    such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement and such broker-dealer complies with the terms of the Registration Rights Agreement; or

(D)    the Registrar receives the following:

(y)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(z)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.07(b)(ii) above, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.07(i) below, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.07(c)(iv) shall not bear the Private Placement Legend.

(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If the conditions for the exchange of Global Notes set forth in Section 2.07(a) are no longer in effect (including as a result of the appointment of a new Depositary or the waiver of any outstanding Event of Default and the consent of a majority of Holders of Notes), and any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)   if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)    if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an “offshore transaction” in accordance with Rule 903 or Rule 904, a certificate in the form of Exhibit B, including the certifications in item (2) thereof;

(D)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(E)    if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

the Trustee shall cancel the Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(ii)   Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. If the conditions for the exchange of Global Notes set forth in Section 2.07(a) are no longer in effect (including as a result of the appointment of a new Depositary or the waiver of any outstanding Event of Default and the consent of a majority of Holders of Notes), and a Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Notes or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)    such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;

(B)    such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)    such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement and such broker-dealer complies with the terms of the Registration Rights Agreement; or

(D)    the Registrar receives the following:

(y)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(z)    if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.07(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)  Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. If the conditions for the exchange of Global Notes set forth in Section 2.07(a) are no longer in effect (including as a result of the appointment of a new Depositary or the waiver of any outstanding Event of Default and the consent of a majority of Holders of Notes), and a Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest in an Unrestricted Global Note is effected pursuant to Section 2.07(d)(ii)(B), (d)(ii)(D) or (d)(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.07(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.07(e).

(i)    Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)    if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)    if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, and Opinion of Counsel required by item (3) thereof, if applicable.

(ii)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)    such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an “affiliate” (as defined in Rule 144) of the Company;

(B)    such transfer is effected pursuant to a Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)    such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement and such broker-dealer complies with the terms of the Registration Rights Agreement; or

(D)    the Registrar receives the following:

(y)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(z)    if the Holder of such Restricted Definitive Note proposes to transfer such Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;

and, in each such case set forth in subparagraph (D) above, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)    Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance in such Exchange Offer by Persons that make the representations in the applicable Letter of Transmittal required by Section 6(a)(ii) of the Registration Rights Agreement (with respect to the Initial Notes) or the applicable section of the Registration Rights Agreement (with respect to Additional Notes), and accepted for exchange in such Exchange Offer and (ii) subject to Section 2.07(a), Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in such Exchange Offer by Persons that make the representations in the applicable Letters of Transmittal required by Section 6(a)(ii) of the Registration Rights Agreement (with respect to the Initial Notes) or the applicable section of the Registration Rights Agreement (with respect to Additional Notes), and accepted for exchange in such Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amounts.

(g)    Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)    Private Placement Legend. Except as permitted below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) TO A PERSON WHO IS NOT, AND FOR A PERIOD OF AT LEAST THREE MONTHS IMMEDIATELY PRIOR TO SUCH TRANSFER HAS NOT BEEN, ONE OF THE ISSUER’S “AFFILIATES” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) NOR ACTING ON THE ISSUER’S BEHALF AND (a) IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (ii) TO THE ISSUER, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (e)(ii) or (e)(iii) or (f) of this Section 2.07 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)    Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.12 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (570 WASHINGTON BOULEVARD, JERSEY CITY, NEW JERSEY 07310) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(h)    Legended Regulation S Global Note Legend. The Legended Regulation S Global Note shall bear a legend in substantially the following form:

BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

(i)    Cancellation or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on the Schedule of Exchanges of Interests in such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(j)    General Provisions Relating to Transfers and Exchanges.

(i)      To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(ii)     No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Holder will be required to pay a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchange or transfer pursuant to Sections 2.11, 3.06, 3.07, 4.10, 4.14 and 9.05).

(iii)    The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except for the unredeemed portion of any Note being redeemed in part.

(iv)   All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)    The Company or the Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date or (D) to register the transfer of or to exchange a Note tendered and not withdrawn in connection with a Change of Control Offer or an Asset Disposition Offer.

(vi)   Subject to the rights of Holders as of the relevant record date to receive interest on the corresponding Interest Payment Date and Section 2.13, prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vii)  The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(viii)  All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.07 to effect a registration of transfer or exchange may be submitted by facsimile or electronically.

(ix)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among the Depositary’s participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation as expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.08.    Replacement Notes.

(a)    If any mutilated Note is surrendered to the Trustee or the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s and the Company’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by or on behalf of the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Subsidiary Guarantors, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for its expenses in replacing a Note.

(b)    Every replacement Note is an additional obligation of the Company and the Subsidiary Guarantors and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09.    Outstanding Notes.

(a)    The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.10, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided, however, that Notes held by the Company or a Subsidiary of the Company shall be deemed to be not outstanding for purposes of Section 3.07(b) or as otherwise provided in this Indenture.

(b)    If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

(c)    If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

(d)    If the Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of any of the foregoing) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10.    Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Company, any Subsidiary of the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other similar agreement shall not be deemed to be owned by the Company, a Subsidiary of the Company or an Affiliate of the Company until legal title to such Notes passes to the Company, such Subsidiary or such Affiliate, as the case may be.

Section 2.11.    Temporary Notes.

Pending the preparation of definitive Notes, the Company may execute and the Trustee shall authenticate and make available for delivery temporary Notes, which may be printed, typewritten or otherwise reproduced, in each case in form reasonably acceptable to the Trustee. Temporary Notes may be issued in any authorized denomination and substantially in the form of the definitive Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company with the reasonable concurrence of the Trustee. Temporary Notes may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Note shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as definitive Notes. Without unreasonable delay the Company shall execute and shall furnish definitive Notes and thereupon temporary Notes may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for that purpose pursuant to Section 4.02, and the Trustee shall authenticate and make available for delivery in exchange for such temporary Notes a like aggregate principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.12.    Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirements of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Company upon cancellation. The Trustee shall provide the Company a list of all Notes that have been canceled upon the Company’s written request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13.    Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 5 days prior to the related payment date for such defaulted interest. At least 10 days before the special record date, the Company (or, upon the written request of the Company given at least five Business Days before such notice is to be sent, unless a shorter period shall be satisfactory to the Trustee, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed, or in the case of Global Notes, send in accordance with the Applicable Procedures of the Depositary to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14.    CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers if then generally in use and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders. Any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes. No such redemption shall be affected by any defect in or omission of such numbers. The Company promptly shall notify the Trustee of any change in the CUSIP numbers.

ARTICLE THREE
REDEMPTION AND OFFERS TO PURCHASE

Section 3.01.    Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price (or manner of calculation if not then known). If the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Notes, will be set forth in a certificate of an Officer of the Company delivered to the Trustee no later than two Business Days prior to the redemption date.

Section 3.02.    Selection of Notes to Be Redeemed.

(a)    If less than all of the Notes are to be redeemed at any time, and the Notes are Global Notes, they will be selected for redemption in accordance with Applicable Procedures of the Depositary. If the Notes are not Global Notes, the Trustee shall select the Notes to be redeemed among the Holders of the Notes (1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or (2) if the Notes are not so listed, in accordance with the Applicable Procedures of the Depositary. In the event of partial redemption, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

(b)    The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. No Notes in amounts of $2,000 or less shall be redeemed in part. Notes and portions of Notes selected shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.    Notice of Redemption.

(a)    At least 30 days but not more than 60 days before a redemption date, the Company shall (1) in the case of Global Notes send or cause to be sent (with a copy to the Trustee) in accordance with the Applicable Procedures of the Depositary or (2) in the case of Notes that are not Global Notes, mail or cause to be mailed by first class mail, a notice of redemption to each Holder (with a copy to the Trustee) whose Notes are to be redeemed at its registered address, except that redemption notices may be sent or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.

The notice shall identify the Notes to be redeemed and shall state:

(i)      the redemption date;

(ii)     the redemption price (or manner of calculation if not then known);

(iii)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder thereof upon cancellation of the original Note (or if the Note is a Global Note, an adjustment shall be made to the schedule attached thereto);

(iv)    the name and address of the Paying Agent;

(v)     that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and become due on the date fixed for redemption;

(vi)    that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(vii)   the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(viii)  any conditions precedent to which such redemption is subject; and

(ix)     that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

(b)    At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 5 days prior to the date on which notice is to be given, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph. The notice, if sent in the manner provided herein, shall be presumed to have been given, whether or not the Holder receives such notice.

(c)    Any notice of redemption in connection with any Qualified Equity Offering or other securities offering or any other financing, or in connection with a transaction (or series of related transactions) that constitutes a Change of Control, may, at the Company’s discretion, be given prior to the completion thereof and be subject to one or more conditions precedent, including completion of the related Qualified Equity Offering, securities offering, financing or Change of Control.

Section 3.04.    Effect of Notice of Redemption.

Once notice of redemption is sent or mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price; provided, however, that any redemption notice may, at the Company’s discretion, be subject to conditions as set forth in Section 3.03(c). Interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date, unless the Company defaults in making the applicable redemption payment.

Section 3.05.    Deposit of Redemption Price.

(a)    Not later than 12:00 noon Eastern Time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

(b)    If the Company complies with the provisions of Section 3.05(a), on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after a record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with Section 3.05(a), interest shall be paid on the unpaid principal from the redemption date until such principal is paid and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06.    Notes Redeemed in Part.

Upon surrender and cancellation of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder, at the expense of the Company, a new Note equal in principal amount to the unredeemed portion of the Note surrendered, subject to the provisions applicable to Global Notes.

Section 3.07.    Optional Redemption.

(a)

(i)       Except as set forth in Sections 3.07(a)(ii), (a)(iii) and (a)(iv), the Notes may not be redeemed at the option of the Company.

(ii)     At any time and from time to time prior to October 15, 2024, the Company may redeem, on one or more occasions, up to a maximum of 35% of the original aggregate principal amount of the Notes, calculated after giving effect to any issuance of Additional Notes, with the Net Cash Proceeds of one or more Qualified Equity Offerings at a redemption price equal to 104.375% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date; provided, however, that after giving effect to any such redemption:

(A)    at least 65% of the original aggregate principal amount of the Notes, calculated after giving effect to any issuance of Additional Notes, remains outstanding immediately after such redemption; and

(B)    any such redemption by the Company must be made within 90 days of such Qualified Equity Offering and must be made in accordance with the procedures set forth in this Indenture.

(iii)     At any time and from time to time prior to October 15, 2024, the Company may redeem on one or more occasions all or part of the Notes at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest to the date of redemption, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date.

(iv)    At any time and from time to time on or after October 15, 2024, the Company may redeem the Notes, in whole or in part, at once or over time, at the following redemption prices, expressed as percentages of principal amount, plus accrued and unpaid interest thereon to the redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period commencing on October 15 of the years set forth below:

Year	Percentage
2024	102.188%
2025	101.458%
2026	100.729%
2027 and thereafter	100.000%

(b)    Any redemption pursuant to this Section 3.07 shall be made in accordance with the provisions of Sections 3.01 through Section 3.06.

Section 3.08.    Mandatory Redemption.

There are no sinking fund payment or mandatory redemption obligations with respect to the Notes.

ARTICLE FOUR

COVENANTS

Section 4.01.    Payment of Notes.

(a)    The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 12:00 noon Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

(b)    The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful.

Section 4.02.    Maintenance of Office or Agency.

So long as any of the Notes remain outstanding, the Company shall maintain the following: an office or agency where the Notes may be presented for payment or conversion; where the Notes may be presented for registration of transfer and for exchange; and where notices and demands to or upon the Company in respect of the Notes or of this Indenture may be served. The Company shall give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. In case the Company shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made at the Corporate Trust Office of the Trustee, or as otherwise designated in writing by the Trustee.

Section 4.03.    SEC Reports.

(a)    Whether or not required by the SEC’s rules and regulations, the Company will file with the SEC within the time periods specified in the SEC’s rules and regulations, and provide the Trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act; provided that for purposes of this Section 4.03, such information, documents and other reports shall be deemed to have been furnished to the Trustee, Holders and prospective Holders if they are electronically available via the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”). Even if the Company is entitled under the Exchange Act not to furnish such information to the SEC, it will nonetheless continue to furnish information that would be required to be furnished by the Company by Section 13 or 15(d) of the Exchange Act (excluding exhibits) to the Trustee and the Holders of Notes as if it were subject to such periodic reporting requirements. The Company also will comply with the other provisions of Section 314(a) of the TIA.

(b)    To the extent any information is not provided within the time periods specified in this Section 4.03 and such information is subsequently provided within the grace period set forth in Section 6.01, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured unless the Notes thereof have been accelerated. The Trustee shall have no obligation to determine if and when the Company’s financial statements or reports are publicly available and accessible electronically. Delivery of reports, information and documents to the Trustee under this Indenture is for informational purposes only and the information and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein, including the Company’s compliance with any of the covenants set forth herein (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04.    Compliance Certificate.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate indicating whether the Officers signing such Officers’ Certificate on behalf of the Company know of any Default with respect to the Notes that occurred during the previous year. The Company shall also deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any Event of Default with respect to the Notes, the status and what action the Company is taking or proposes to take in respect thereof.

Section 4.05.    Taxes.

The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06.    Stay, Extension and Usury Laws.

The Company and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.    Limitation on Restricted Payments.

(a)    Except as permitted in Section 4.07(b) below, the Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to:

(1)    declare or pay any dividend, make any distribution on or in respect of its Capital Stock or make any similar payment (including any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary of the Company) to the direct or indirect holders of its Capital Stock, except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (y) dividends or distributions payable to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders other than the Company or other Restricted Subsidiaries, to its other shareholders on a pro rata basis or on a basis more favorable to the Company and its Restricted Subsidiaries than pro rata),

(2)    purchase, repurchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary,

(3)    purchase, repurchase, redeem, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of (A) Subordinated Obligations acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date thereof, or (B) to the extent constituting Subordinated Obligations, Indebtedness permitted under Section 4.09(b)(2)), or

(4)    make any Investment (other than a Permitted Investment) in any Person

(any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, retirement, other acquisition or Investment being herein referred to as a “Restricted Payment”) if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(A)   a Default shall have occurred and be continuing (or would result therefrom);

(B)    the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.09(a); or

(C)    the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Company, whose determination will be conclusive) declared or made subsequent to the Issue Date (other than Restricted Payments excluded pursuant to Section 4.07(b) below) would exceed the sum, without duplication, of:

(i)      50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the first day of the fiscal quarter commencing June 30, 2019, to the end of the most recent fiscal quarter for which financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

(ii)     the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to (x) a Restricted Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries to the extent such sale to an employee stock ownership plan or other trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary, unless such loans have been repaid with cash on or prior to the date of determination);

(iii)    the aggregate Fair Market Value of any assets or property received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to (x) a Restricted Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries to the extent such sale to an employee stock ownership plan or other trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary, unless such loans have been repaid with cash on or prior to the date of determination);

(iv)    the amount by which Indebtedness of the Company or its Restricted Subsidiaries issued after the Issue Date is reduced on the Company’s consolidated balance sheet upon the conversion or exchange of such Indebtedness for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the Fair Market Value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange);

(v)     with respect to Investments (other than Permitted Investments) made by the Company and its Restricted Subsidiaries after the Issue Date, an amount equal to the net reduction in such Investments in any Person resulting from repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the net cash proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Net Income), from dividends or other distributions or payments on such Investments, from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of such Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary after the Issue Date; and

(vi)    an amount equal to the restricted payment availability as of the Issue Date under the provisions corresponding to the foregoing in the indenture governing the 2025 Notes (i.e., clauses (i) - (vi) of Section 4.07(a)(4)(C) of said indenture), which approximated $284.9 million as of June 29, 2019.

(b)    The provisions of Section 4.07(a) will not prohibit:

(1)    any dividend or distribution in respect of, or any purchase, repurchase, redemption, retirement or other acquisition for value of, Capital Stock of the Company or Subordinated Obligations of the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Restricted Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that:

(A)   such dividend, distribution, purchase, repurchase, redemption, retirement or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments, and

(B)    the Net Cash Proceeds or the Fair Market Value of any assets or property received from such sale applied in the manner set forth in this clause (1) will be excluded from the calculation of amounts under Section 4.07(a)(C)(ii) or (C)(iii), as applicable;

(2)    any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments;

(3)    the payment of any dividend, the making of any distribution or the redemption of any securities within 60 days after the date of declaration thereof or the giving of formal notice by the Company of such redemption if, at such date of declaration or notice, such payment, distribution or redemption would have complied with this covenant; provided, however, that such payment, distribution or redemption (without duplication) will be included in the calculation of the amount of Restricted Payments;

(4)    any purchase, repurchase, redemption, retirement or other acquisition for value of shares of, or options to purchase shares of, Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such purchases, repurchases, redemptions, retirements and other acquisitions for value will not exceed $25,000,000 in any calendar year, with any unused amounts rolling over to the succeeding calendar year; provided further, however, that such purchases, repurchases, redemptions, retirements and other acquisitions for value shall be excluded in the calculation of the amount of Restricted Payments;

(5)    the Company may acquire Capital Stock or make net share settlements in connection with the cashless exercise of stock options, stock appreciation rights or restricted stock or in connection with the satisfaction of withholding tax obligations; provided, however, that such repurchases shall be excluded from the calculation of the amount of Restricted Payments;

(6)    the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with Section 4.09; provided, however, that such payment shall be excluded from the calculation of the amount of Restricted Payments;

(7)    the Company and its Restricted Subsidiaries may purchase, defease or otherwise acquire or retire for value any Subordinated Obligations upon a Change of Control of the Company or an Asset Disposition by the Company or any Restricted Subsidiary, to the extent required by any agreement pursuant to which such Subordinated Obligations were issued, but only if the Company or a third party has previously made the offer to purchase Notes required under Section 4.14 and has repurchased all Notes validly tendered and not withdrawn in connection with such offer to purchase Notes; provided, however, that such payments shall be included in the calculation of the amount of Restricted Payments;

(8)    any payments made in connection with repurchases of common stock in an aggregate amount not to exceed $600,000,000 as described in the offering memorandum related to the Initial Notes; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(9)    the distribution, by dividend or otherwise, of shares of Capital Stock of Unrestricted Subsidiaries;

(10)  the Company and its Restricted Subsidiaries may make other Restricted Payments so long as, after giving pro forma effect thereto (including any Incurrence and/or repayment of Indebtedness in connection therewith), the Consolidated Leverage Ratio is less than or equal to 3.00 to 1.00 as of the last day of the most recent fiscal quarter or year; provided that such payments shall be excluded from the calculation of the amount of Restricted Payments;

(11)  other Restricted Payments in an aggregate amount not to exceed $200,000,000; provided, however, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments; and

(12)  the declaration and payment of dividends to the holders of common stock of the Company and/or the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock of the Company pursuant to a repurchase program approved by the Board of Directors; provided that the aggregate amount of cash consideration paid for such dividends, purchases, repurchases, redemptions, defeasances or other acquisitions or retirements shall not exceed $100,000,000 in any fiscal year; provided, further, that such payments shall be excluded from the calculation of the amount of Restricted Payments.

(c)    The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Section 4.08.    Limitation on Restrictions on Distributions from Restricted Subsidiaries.

The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)    pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company (it being understood that the priority of any Preferred Stock in receiving dividend or liquidating distributions prior to the dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)    make any loans or advances to the Company (it being understood that the subordination of loans or advances made to the Company to other Indebtedness Incurred by any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)    transfer any of its property or assets to the Company (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) above),

except:

(A)   any encumbrance or restriction pursuant to (i) applicable law, rule, regulation or order or (ii) an agreement, including without limitation the Existing Credit Agreement, in effect at or entered into on the Issue Date;

(B)    any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company or any Restricted Subsidiary (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

(C)    any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of this Section 4.08 or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) of this Section 4.08 or this clause (C); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment, taken as a whole, are not materially less favorable (as determined in good faith by the Company) to the Holders than the encumbrances and restrictions contained in such predecessor agreements;

(D)    in the case of clause (3), any encumbrance or restriction

(i)      that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license or similar contract;

(ii)     contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages; or

(iii)    arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary thereof in any manner material to the Company or any Restricted Subsidiary thereof;

(E)    any encumbrance or restriction on cash or other deposits or net worth imposed by customers or lessors or required by insurance, surety or bonding companies, in each case under contracts entered into in the ordinary course of business;

(F)    with respect to a Restricted Subsidiary, any encumbrance or restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(G)    provisions limiting the disposition or distribution of assets or property or assignment in joint venture agreements, asset sale agreements, leases, intellectual property licenses, sale-leaseback agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(H)    any encumbrance or restriction existing under, by reason of or with respect to Indebtedness Incurred by any Restricted Subsidiary permitted to be Incurred under Section 4.09, provided that the Board of Directors (as evidenced by a Board Resolution) determines in good faith at the time such Indebtedness is Incurred that such encumbrance or restriction would not impair the ability of the Company to make payments of interest and principal on the Notes when due;

(I)     existing under, by reason of or with respect to Indebtedness Incurred by Foreign Subsidiaries permitted to be Incurred under Section 4.09;

(J)     any encumbrance or restriction pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 4.09(b)(8); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith;

(K)    any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien;

(L)    existing by reason of any contractual obligation that is reasonably determined by the Company not to materially adversely affect the ability of the Company to perform its obligations under this Indenture, the Notes, or the Exchange Notes; or

(M)  existing by reason of this Indenture, the Notes, the Exchange Notes or the Note Guarantees.

Section 4.09.    Limitations on Indebtedness.

(a)    The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any Restricted Subsidiary may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto and to the application of the net proceeds therefrom the Consolidated Coverage Ratio would be greater than 2.0 to 1.0.

(b)    Notwithstanding Section 4.09(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

(1)    Indebtedness under Credit Facilities in an aggregate principal amount not to exceed $1,000,000,000;

(2)    Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any other Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the issuer thereof not permitted by this clause (2);

(3)    Indebtedness (A) represented by the Notes (not including any Additional Notes) and the Subsidiary Guarantees (and any Exchange Notes and Guarantees thereof) or (B) outstanding on the Issue Date (other than the Indebtedness described in clause (1) or (2) above) after giving effect to the use of proceeds from the Notes and the other Transactions;

(4)    the Incurrence by the Company or any Restricted Subsidiary of Refinancing Indebtedness in exchange for, or the net proceeds of which are used to Refinance, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be Incurred under Section 4.09(a) or clause (3) (including the Exchange Notes and any Guarantees thereof), (4), (8) or (9) of this Section 4.09(b);

(5)    obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation or taking a “market view”;

(6)    Indebtedness consisting of Guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary otherwise permitted under this Section 4.09;

(7)    Indebtedness of the Company or any of the Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(8)    Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets;

(9)    Indebtedness of any Person that becomes a Restricted Subsidiary of the Company or related to any asset acquired after the Issue Date pursuant to an acquisition permitted hereunder and any Refinancing Indebtedness thereof; provided that, (A) such Indebtedness was not incurred in anticipation of such acquisition, (B) neither the Company nor any Restricted Subsidiary (other than the acquired Restricted Subsidiaries) is an obligor with respect to such Indebtedness and (C) such Indebtedness is either unsecured or secured solely by Liens on assets of the acquired Restricted Subsidiary, or on the acquired assets, and, in each case, proceeds thereof, permitted by, and within the limitations set forth in clause (6) of the definition of “Permitted Liens”;

(10)  obligations (including in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business) in respect of bids, tenders, trade contracts, governmental contracts and leases, construction contracts, statutory obligations, surety, stay, customs, bid, and appeal bonds, performance and return of money bonds, performance and completion guarantees, agreements with utilities and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business and either (i) consistent with past practices, (ii) reasonably necessary for the operation of the business of the Company and its Restricted Subsidiaries as determined by the Company or such Restricted Subsidiary in good faith or (iii) not in connection with the borrowing of money;

(11)  Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-out or similar obligations, or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets of the Company or any business, assets or Capital Stock of a Restricted Subsidiary or any business, assets or Capital Stock of any Person;

(12)  Indebtedness to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes in each case in accordance with the requirements of this Indenture; and

(13)  other Indebtedness in an aggregate principal amount outstanding as of the date of any such incurrence not to exceed the greater of (i) $350,000,000 and (ii) 12% of Consolidated Tangible Assets as of the last day of the most recent fiscal quarter.

(c)    Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies. For purposes of determining the outstanding amount of any particular Indebtedness Incurred pursuant to this Section 4.09:

(1)    Indebtedness Incurred pursuant to the Existing Credit Agreement prior to or on the Issue Date shall be treated as Incurred pursuant to Section 4.09(b)(1),

(2)    Indebtedness permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.09 permitting such Indebtedness,

(3)    in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.09, the Company, in its sole discretion, shall classify (and, except as provided in clause (1) of this Section 4.09(c), may later reclassify) such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses; and

(4)    Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the calculation of such particular amount.

(5)    Accrual of interest, accrual of dividends, the accretion of accreted value, the amortization of debt discount, and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.09.

The Company will not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any other Indebtedness unless such Indebtedness is expressly subordinated in right of payment to the Notes. No Subsidiary Guarantor will Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any other Indebtedness of such Subsidiary Guarantor unless such Indebtedness is expressly subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor to the same extent. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Company or any Subsidiary Guarantor, as applicable, solely by reason of any Liens or Guarantees arising or created in respect of such other Indebtedness of the Company or any Subsidiary Guarantor or by virtue of the fact that the holders of any Secured Indebtedness have entered into intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Section 4.10.    Limitation on Sales of Assets and Subsidiary Stock.

(a)    The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

(1)    the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition,

(2)    at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, assets useful in a Permitted Business or Permitted Securities, or the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to those liabilities; provided that the amount of any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition shall be deemed to be cash for the purposes of this provision (but for no other purpose) so long as such amount, taken together with the Fair Market Value when received of all other Designated Noncash Consideration that is at that time outstanding (i.e., that has not been sold for or otherwise converted into cash or Permitted Securities), does not exceed the greater of (i) $150,000,000 and (ii) 6% of Consolidated Tangible Assets as of the last day of the most recent fiscal quarter; provided, further, that (A) securities or other assets received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days after the closing of such Asset Disposition shall be considered to be cash to the extent of the cash received in that conversion; and (B) any cash consideration paid to the Company or the Restricted Subsidiary in connection with the Asset Disposition that is held in escrow or on deposit to support indemnification, adjustment of purchase price or similar obligations in respect of such Asset Disposition shall be considered to be cash, and

(3)    an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) within 365 days after the later of the date of such Asset Disposition and the receipt of such Net Available Cash:

(A)    to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Secured Indebtedness of the Company or a Subsidiary Guarantor (other than any Disqualified Stock or Subordinated Obligations) or Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, in each case other than Indebtedness owed to the Company or an Affiliate of the Company;

(B)    to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary); provided, that a binding commitment to apply Net Available Cash in accordance with this clause (B) shall be treated as an application of such Net Available Cash from the date of such commitment if (i) such reinvestment is consummated within 180 days at the end of such 365 day period referred to in this clause (3) and (ii) if such reinvestment is not consummated within the period set forth in subclause (i) or such binding commitment is terminated, the Net Available Cash shall constitute available Net Available Cash; or

(C)    (i) to redeem the Notes or make open market purchases thereof at a price not less than 100% of the principal amount thereof or (ii) to make an Asset Disposition Offer to purchase Notes pursuant to and subject to the conditions set forth in Section 4.10(b); provided, however, that if the Company elects (or is required by the terms of any Pari Passu Indebtedness), such Asset Disposition Offer may be made ratably (determined based upon the respective principal amounts of the Notes and such Pari Passu Indebtedness being purchased or repaid) to purchase the Notes and to purchase or otherwise repay such Pari Passu Indebtedness;

provided that pending final application of any such Net Available Cash in accordance with clause (3)(A), (B) or (C) above, the Company and the Restricted Subsidiaries may temporarily reduce revolving Indebtedness outstanding under the Existing Credit Agreement or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture.

To the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C) above, the Company or such Restricted Subsidiary, as the case may be, may use such balance for any general corporate purpose not prohibited by the terms of this Indenture. In connection with any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary, as the case may be, will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired for value.

Notwithstanding the foregoing provisions of this Section 4.10, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $100,000,000.

(b)    In the event of an Asset Disposition that requires the purchase of Notes pursuant to Section 4.10(a)(3)(C), the Company will be required

(i)    to purchase Notes tendered pursuant to an offer by the Company for the Notes (the “Asset Disposition Offer”) at a purchase price of 100% of their principal amount plus accrued and unpaid interest thereon to the date of purchase (subject to the right of Holders of record on the relevant date to receive interest due on the relevant Interest Payment Date) in accordance with the procedures, including prorating in the event of oversubscription, set forth in this Indenture, and

(ii)    to purchase or otherwise repay Pari Passu Indebtedness of the Company on the terms and to the extent contemplated thereby at the purchase price set forth in the relevant documentation (including accrued and unpaid interest to the date of acquisition, the “purchase price”), provided that to the extent the purchase price of any such Pari Passu Indebtedness exceeds 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of acquisition, the Company shall not use any Net Available Cash to pay such purchase price, except as permitted by the next sentence. If the aggregate purchase price of Notes and Pari Passu Indebtedness tendered pursuant to the Asset Disposition Offer is less than the Net Available Cash allotted to the purchase of the Notes and Pari Passu Indebtedness, the Company will apply the remaining Net Available Cash for any general corporate purpose not prohibited by the terms of this Indenture. The Company will not be required to make an Asset Disposition Offer for Notes and Pari Passu Indebtedness pursuant to this Section 4.10 if the Net Available Cash available therefor (after application of the proceeds as provided in Section 4.10(a)(3)(A) and (B)) is less than $100,000,000 for any particular Asset Disposition (which lesser amount will be carried forward for purposes of determining whether an Asset Disposition Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon consummation of any Asset Disposition Offer, the Net Available Cash in respect of any Asset Disposition(s) shall be reduced to zero.

(c)    (i) Promptly, and in any event within 20 days after the Company becomes obligated to make an Asset Disposition Offer, the Company shall be obligated to deliver to the Trustee and send or, at the request of the Company have the Trustee send (such notice to be provided to the Trustee at least five Business Days before the Trustee is requested to send such notice unless a shorter period shall be satisfactory to the Trustee), in the name and on behalf of the Company, by first-class mail to each Holder, or in the case of Global Notes, send in accordance with the Applicable Procedures of the Depositary, a written notice stating that the Holder may elect to have its Notes purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Asset Disposition Offer is oversubscribed) in minimum denominations of $2,000 of principal amount or any greater integral multiple of $1,000 thereof, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the “Purchase Date”) and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum shall include (1) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports); provided that in lieu of providing the reports specified in this subclause (1), the Company may, at its option, notify the holders that such reports are available to them in electronic format through the SEC’s EDGAR system, (2) a description of material developments in the Company’s business subsequent to the date of the latest of such reports, and (3) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Notes pursuant to the Asset Disposition Offer, together with the address referred to in clause (iii).

(ii) Not later than the date upon which written notice of an Asset Disposition Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers’ Certificate as to (1) the amount of the Asset Disposition Offer (the “Asset Disposition Offer Amount”), (2) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Asset Disposition Offer is being made and (3) the compliance of such allocation with the provisions of Section 4.10(a) and (b). On the Business Day immediately preceding the Purchase Date, the Company shall irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) an amount equal to the Asset Disposition Offer Amount to be invested, at the Company’s written directions, in Cash Equivalents and to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Asset Disposition Offer remains open (the “Asset Disposition Offer Period”), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Company. The Trustee (or the Paying Agent, if not the Trustee) shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price for such Holder’s tendered Notes. In the event that the Asset Disposition Offer Amount delivered by the Company to the Trustee is greater than the purchase price of the Notes tendered, the Trustee shall deliver the excess to the Company promptly after the expiration of the Asset Disposition Offer Period for application in accordance with this Section 4.10.

(iii) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Company receives not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered by the Holder for purchase and a statement that such Holder is withdrawing its election to have such Note purchased. If at the expiration of the Asset Disposition Offer Period the aggregate principal amount of Notes surrendered by holders thereof plus the purchase price of other Pari Passu Indebtedness of the Company or the Subsidiary Guarantors being purchased or otherwise repaid exceeds the amount of Net Available Cash, the Company shall select the Notes and other Pari Passu Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes and other Pari Passu Indebtedness in minimum denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased). Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(iv) At the time the Company delivers Notes to the Trustee that are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(v) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.10. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue thereof.

Section 4.11.    Limitation on Transactions with Affiliates.

(a)    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) involving payments in excess of $25,000,000 with any Affiliate of the Company (an “Affiliate Transaction”) unless such transaction is on terms:

(1)    that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm’s length dealings with a Person who is not such an Affiliate,

(2)    that, in the event such Affiliate Transaction involves an aggregate amount in excess of $50,000,000,

(A)   are set forth in writing, and

(B)    have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction.

(b)    The provisions of Section 4.11(a) will not prohibit:

(1)    any Permitted Investment,

(2)    any Restricted Payment permitted to be paid or made pursuant to Section 4.07,

(3)    any issuance of shares of Capital Stock of the Company,

(4)    any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged or consolidated with or into the Company or a Restricted Subsidiary, as such agreement may be amended, modified, supplemented, extended or renewed from time to time; provided that such agreement was not entered into in contemplation of such acquisition, merger or consolidation, and so long as any such amendment, modification, supplement, extension or renewal, when taken as a whole, is not materially more disadvantageous to the Holders, in the reasonable determination of an Officer of the Company, than the applicable agreement as in effect on the date of such acquisition, merger or consolidation,

(5)    any employment arrangements, employee benefit plans or arrangements (including pension plans, health and life insurance plans, retiree medical plans, deferred compensation plans, indemnification agreements, stock options and restricted stock awards and stock ownership plans) or related trust agreements or similar arrangements, in each case, approved by the Board of Directors and any grant or issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, any of the foregoing,

(6)    (i) reimbursement of officer, director and employee travel and lodging costs and other business expenses incurred in the ordinary course of business and (ii) loans and advances to officers, directors and employees of the Company and Restricted Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes,

(7)    the payment of fees and other compensation to, and customary indemnities provided to, officers, employees and directors of the Company or its Subsidiaries,

(8)    any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries,

(9)    the provision by Persons who may be deemed Affiliates of the Company of investment advisory services to the Company or its Restricted Subsidiaries with respect to the Company’s or its Restricted Subsidiaries’ employee benefit plans,

(10)  transactions pursuant to any contract, agreement or instrument in effect on the Issue Date, as amended, modified or replaced from time to time, so long as the amended, modified or new agreements, taken as a whole, are no less favorable to the Company and the Restricted Subsidiaries than those in effect on the Issue Date, or

(11)  transactions with customers, clients, suppliers or purchasers or sellers of goods or services in the ordinary course of business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of this Indenture.

Section 4.12.    Limitation on Liens.

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness on any property or asset now owned or hereafter acquired by the Company or such Restricted Subsidiary, except Permitted Liens, without making effective provision whereby any and all Notes and Subsidiary Guarantees then or thereafter outstanding will be secured by a Lien equally and ratably with or prior to any and all Indebtedness thereby secured for so long as any such Indebtedness shall be so secured.

Any Lien created for the benefit of Holders pursuant to the preceding paragraph may provide by its terms that any such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien securing such other Indebtedness.

Section 4.13.    [Intentionally Omitted]

Section 4.14.    Change of Control Triggering Event.

(a)    Upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require the Company to purchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant Interest Payment Date; provided, however, that notwithstanding the occurrence of a Change of Control Triggering Event, the Company shall not be obligated to purchase the Notes pursuant to this section in the event that it has exercised its right to redeem all the Notes under Section 3.07.

(b)    Within 45 days following any Change of Control Triggering Event, the Company shall mail, or cause to be mailed, or, in the case of Global Notes, send in accordance with the applicable procedures of the Depositary, a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1)    that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the Change of Control Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest on the relevant Interest Payment Date);

(2)    the purchase date (the “Change of Control Purchase Date”), which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent; and

(3)    the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.

(c)    Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Change of Control Purchase Date. Holders shall be entitled to withdraw their election if the Company receives not later than one Business Day prior to the Change of Control Purchase Date a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

(d)    On the Change of Control Purchase Date, all Notes purchased by the Company under this Section 4.14 shall be delivered to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest to the Holders entitled thereto.

(e)    Notwithstanding the foregoing provisions of this Section 4.14, the Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, with the obligation to pay and the timing of payment conditioned upon the consummation of the Change of Control Triggering Event, if a definitive agreement to effect a Change of Control is in place at the time of the Change of Control Offer.

(f)    At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.14. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(g)    Prior to any Change of Control Offer, the Company shall deliver to the Trustee an Officers’ Certificate stating that all conditions precedent contained herein to the right of the Company to make such offer have been complied with.

(h)    If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to such Change of Control Offer, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101.0% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of such redemption.

(i)    The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.14. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.14, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

Section 4.15.    Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(A)    its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended, restated or otherwise modified from time to time) of the Company or any such Restricted Subsidiary, except, with respect to any Restricted Subsidiary, to the extent that the failure to do so is not adverse in any material respect to the Holders of the Notes; and

(B)    the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, to the extent that failure to do so is not adverse in any material respect to the Holders of the Notes.

Section 4.16.    [Intentionally Omitted]

Section 4.17.    [Intentionally Omitted]

Section 4.18.    Future Subsidiary Guarantors. If, on or after the Issue Date:

(1)    the Company or any of its Domestic Restricted Subsidiaries acquires or creates another Domestic Restricted Subsidiary that incurs any Indebtedness under a Material Credit Facility or Guarantees any such Indebtedness of the Company or any of its Domestic Restricted Subsidiaries; or

(2)    any Domestic Restricted Subsidiary of the Company incurs Indebtedness under a Material Credit Facility or guarantees any such Indebtedness of the Company or any of its Domestic Restricted Subsidiaries and that Domestic Restricted Subsidiary was not a Subsidiary Guarantor immediately prior to such incurrence or guarantee (an “Additional Obligor”), then that newly acquired or created Domestic Restricted Subsidiary or Additional Obligor, as the case may be, will become a Subsidiary Guarantor and provide a Subsidiary Guarantee in respect of the Notes and execute a supplemental indenture in the form set forth in Exhibit D pursuant to which such Domestic Restricted Subsidiary will Guarantee payment of the Notes and deliver an opinion of counsel satisfactory to the Trustee within 30 days after the date on which it incurred any Indebtedness under a Material Credit Facility or guarantees any such Indebtedness of the Company or any of its Domestic Restricted Subsidiary, as the case may be. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary Guarantor, without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 4.19.    Suspension of Covenants.

(a)    If on any date (the “Suspension Date”) following the Issue Date:

(1)    the Notes have Investment Grade Ratings from both Rating Agencies; and

(2)    no Default or Event of Default shall have occurred and be continuing (the occurrence of the events described in the foregoing clause (1) and this clause (2) being collectively referred to as a “Covenant Suspension Event”), then, beginning on that day and subject to the provisions of the following paragraph, the covenants in Sections 4.07, 4.08, 4.09, 4.10, 4.11 and 5.01(a)(3) will be suspended (such suspended covenants, collectively, the “Suspended Covenants”).

(b)    Upon the occurrence of a Covenant Suspension Event, the amount of Net Available Cash that has not been applied as provided under Section 4.10 shall be set at zero and shall remain at zero during the Suspension Period (as defined below). During the period of time commencing on and after the Suspension Date and ending prior to the Reversion Date (as defined below) (such period, the “Suspension Period”), neither the Company’s Board of Directors nor any Officer may designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to the definition of “Unrestricted Subsidiary.”

(c)    Notwithstanding the foregoing, if on any date (the “Reversion Date”) subsequent to any Suspension Date, one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes to below an Investment Grade Rating, the Suspended Covenants will be reinstituted as of and from the Reversion Date. On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified as having been outstanding on the Issue Date, so that it is classified as permitted under Section 4.09(b)(3)(B). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under the reinstated Section 4.07 will be made as if Section 4.07 had been in effect since the date of this Indenture. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.07(a). In addition, for purposes of the reinstated Section 4.11, all agreements and arrangements entered into by the Company or any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period will be deemed to have been existing as of the Issue Date. Also, any encumbrance or restriction of the type referred to in Section 4.08 incurred during the Suspension Period will be deemed to have been in effect on the Issue Date. Notwithstanding the reinstatement of the Suspended Covenants, no Default or Event of Default will be deemed to have occurred solely as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or thereafter based solely on events that occurred during the Suspension Period).

(d)    The Company shall give the Trustee written notice of any Covenant Suspension Event and in any event not later than twenty (20) Business Days after such Covenant Suspension Event has occurred. In the absence of such notice, the Trustee shall assume the Suspended Covenants apply and are in full force and effect. The Company shall give the Trustee written notice of any occurrence of a Reversion Date not later than twenty (20) Business Days after such Reversion Date. After any such notice of the occurrence of a Reversion Date, the Trustee shall assume the Suspended Covenants apply and are in full force and effect.

Section 4.20.    Additional Interest Notice.

In the event that the Company is required to pay Additional Interest to Holders of Notes pursuant to a Registration Rights Agreement, the Company will provide written notice (an “Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than 15 days prior to the proposed payment date for any Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine any amount of Additional Interest, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of any amount of Additional Interest.

ARTICLE FIVE

SUCCESSORS

Section 5.01.    Merger and Consolidation.

(a)    The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets and its Subsidiaries’ assets (taken as a whole) to, any Person (or another Restricted Subsidiary), unless:

(1)    the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation, limited partnership or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement; provided that in the case where the Successor Company is not a corporation, a co-obligor on the Notes is a corporation;

(2)    immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3)    immediately after giving effect to such transaction, the Successor Company would have a Consolidated Coverage Ratio equal to or greater than the Consolidated Coverage Ratio of the Company immediately prior to such transaction or would be able to Incur an additional $1.00 of Indebtedness under Section 4.09(a) provided that this clause (3) will not be applicable to any merger with a Subsidiary solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction; and

(4)    the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) complies with this Indenture and, in the case of the Opinion of Counsel, that such supplemental indenture (if any) is the valid, binding obligation of the Successor Company, enforceable against the Successor Company in accordance with its terms.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Notes, this Indenture and the Registration Rights Agreement, and the predecessor Company (except in the case of a lease of all or substantially all its assets) will be released from the obligation to pay the principal of and interest on the Notes.

(b)    In addition, the Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless:

(1)    immediately after giving effect to such transaction (and, in the case of Section 5.01(b)(2) below, treating any Indebtedness that becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(2)    either:

(x)     the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a corporation, limited partnership or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and, other than in the case of a transaction as part of which the Subsidiary Guarantee is being released as otherwise permitted by this Indenture, such Person (if not such Subsidiary Guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee; or

(y)    such consolidation, merger, conveyance or transfer complies with the provisions set forth under Section 4.10; and

(3)    the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

In the case of Section 5.01(b)(2) above, the Successor Guarantor will succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under the Notes, this Indenture and the Registration Rights Agreement, and the predecessor Subsidiary Guarantor (except in the case of a lease of all or substantially all its assets) will be released from the obligation to pay the principal of and interest on the Notes.

Notwithstanding the foregoing any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Subsidiary Guarantor.

Section 5.02.    Successor Corporation Substituted.

In case of any such consolidation, merger, sale, lease or conveyance, and following such an assumption by the Successor Company, such Successor Company shall succeed to and be substituted for the Company, with the same effect as if it had been named herein. Such Successor Company may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession, any or all of the Notes issuable hereunder that shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture, the Trustee shall authenticate and shall make available for delivery any Notes that shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance (except in the case of a lease of all or substantially all of the assets of the Company) the Company shall be discharged from all obligations and covenants under this Indenture and the Notes and may be liquidated and dissolved.

ARTICLE SIX

DEFAULTS AND REMEDIES

Section 6.01.    Events of Default.

(a)    Each of the following is an “Event of Default”

(1)    a default in any payment of interest on any Note when due and payable continued for 30 days;

(2)    a default in the payment of principal of any Note when due and payable at its Stated Maturity, upon required redemption or repurchase, upon acceleration or otherwise;

(3)    the failure by the Company or any Subsidiary Guarantor to comply with its obligations under Section 5.01;

(4)    the failure by the Company or any Restricted Subsidiary to comply for 60 days after receipt of the written notice referred to in Section 6.01(b) with its other agreements contained in the Notes or this Indenture;

(5)    the failure by the Company or any Restricted Subsidiary that is a Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $100,000,000 (or its foreign currency equivalent) and such failure continues for 10 days after receipt of the written notice referred to in Section 6.01(b);

(6)    (A) the Company or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for any substantial part of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) takes any comparable action under any foreign laws relating to insolvency; or (B) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Significant Subsidiary in an involuntary case; (ii) appoints a custodian of the Company or any Significant Subsidiary or for any substantial part of its property; (iii) orders the winding up or liquidation of the Company or any Significant Subsidiary; or (iv) any similar relief is granted under any foreign laws with respect to the Company or any Significant Subsidiary and the order or decree remains unstayed and in effect for 60 days;

(7)    the rendering of any judgment or decree for the payment of money in excess of $100,000,000 or its foreign currency equivalent (in excess of the amount for which liability for payment is covered by insurance or bonded) against the Company or a Restricted Subsidiary that is a Significant Subsidiary if:

(A)    an enforcement proceeding thereon is commenced by any creditor and such enforcement is not stayed promptly after commencement, or

(B)    such judgment or decree remains outstanding for a period of 60 calendar days following such judgment and is not paid, discharged, waived or stayed; or

(8)    any Subsidiary Guarantee of a Significant Subsidiary Guarantor as of and for the twelve months ended on the end of the most recent fiscal quarter for which financial statements are publicly available ceases to be in full force and effect (except as contemplated by the terms thereof) or any such Significant Subsidiary Guarantor or Person acting by or on behalf of any such Significant Subsidiary Guarantor denies or disaffirms such Significant Subsidiary Guarantor’s obligations under this Indenture or any Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice specified in Section 6.01(b).

(b)    A Default under Section 6.01(a)(4) or (5) above will not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the Notes then outstanding notify the Company and the Trustee of the Default and the Company or the Subsidiary Guarantor, as applicable, does not cure such Default within the time specified in Section 6.01(a)(4) or (5) above after receipt of such notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes unless a written notice of such Default or Event of Default shall have been given to a Responsible Officer by the Company or any Holder of Notes.

Section 6.02.    Acceleration.

If an Event of Default (other than an Event of Default relating to Section 6.01(a)(6) as it relates to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee (if given by the Holders) may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default occurs under Section 6.01(a)(6) as it relates to the Company, the principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration with respect to the Notes and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.03.    Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.    Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, may waive any past Default hereunder or its consequences, except a Default in the payment of the principal of or interest on any of the Notes.

Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05.    Control by Majority.

The Holders of a majority in aggregate principal amount of the Notes affected and then outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred by this Indenture on the Trustee. The Trustee shall have the right to decline to follow any such direction if (i) such direction shall conflict with law or the provisions of this Indenture or any indenture supplemental hereto, (ii) the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or (iii) the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Notes so affected not joining in the giving of said direction, it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.

Section 6.06.    Limitation on Suits.

No Holder of any Notes shall have any right, by virtue or by availing of any provision of this Indenture or the Notes, to institute any action or proceeding at law or in equity or in bankruptcy or otherwise with respect to this Indenture or the Notes, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless: (i) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof; (ii) the Holders of not less than 25% in aggregate principal amount of the Notes shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee hereunder; (iii) such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it as it may require, against the costs, expenses and liabilities to be incurred therein or thereby; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity shall have failed to institute any such action or proceeding; and (v) no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by Holders of a majority in principal amount of the Notes then outstanding;

it being understood and intended, and being expressly covenanted by every Holder of a Note with every other Holder of a Note and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever, by virtue or by availing of any provision of this Indenture, to affect, disturb or prejudice the rights of any other such Holder of Notes, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of the Notes.

Section 6.07.    Rights of Holders of Notes to Receive Payment.

Notwithstanding any provision in this Indenture and any provision of any Notes, the right of any Holder of any Notes to receive payment of the principal of and interest on such Note at the respective rates, in the respective amount on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.    Collection Suit by Trustee.

If the Company shall fail to pay any installment of interest on any of the Notes when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or shall fail to pay the principal of any of the Notes when the same shall have become due and payable, whether upon maturity of the Notes or upon any redemption or by declaration or otherwise, then upon demand of the Trustee, the Company will pay to the Trustee for the benefit of the Holders the whole amount that then shall have become due and payable on all Notes for principal of or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Notes) and such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to and reasonable expenses incurred by the Trustee and each predecessor Trustee and their respective agents, attorneys and counsel.

Until such demand is made by the Trustee, the Company may pay the principal of and interest on the Notes to the persons entitled thereto, whether or not the principal of and interest on the Notes are overdue.

If the Company and the Subsidiary Guarantors shall fail to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the amounts so due and unpaid. In any such case, the Trustee may prosecute any such action or proceedings to judgment or final decree and may enforce any such judgment or final decree against the Company, any of the Subsidiary Guarantors or any other obligor upon the Notes and collect in the manner provided by Law out of the property of the Company, any of the Subsidiary Guarantors or any other obligor upon the Notes, wherever situated, the amounts adjudged or decreed to be payable.

All rights of action and of asserting claims under this Indenture or under any of the Notes may be enforced by the Trustee without the possession of any of the Notes or the production thereof at any trial or other proceedings relative thereto. Any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust. Any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes in respect of which such action was taken.

In any proceedings brought by the Trustee for the Notes, the Trustee shall be held to represent all the Holders of the Notes in respect of which such action was taken, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

Section 6.09.    Trustee May File Proofs of Claim.

If (i) there shall be pending proceedings relative to the Company, any Subsidiary Guarantor or any other obligor upon the Notes under any Bankruptcy Law, (ii) a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property, any Subsidiary Guarantor or its property or such other obligor or (iii) any other comparable judicial proceedings relative to the Company, any Subsidiary Guarantor or other obligor under the Notes, or to the creditors or property of the Company, any Subsidiary Guarantor or such other obligor, shall be pending, and irrespective of whether the principal of the Notes shall then be due and payable or whether the Trustee shall have made any demand, the Trustee shall be entitled and empowered, by intervention in such proceedings or otherwise:

(a)    to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to, and expenses incurred by, the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel) and of the Holders allowed in any judicial proceedings relative to the Company, any Subsidiary Guarantor or other obligor upon all Notes, or to the creditors or property of the Company, any Subsidiary Guarantor or such other obligor; and

(b)    to collect and receive any funds or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee for the Notes, and, in the event that such Trustee shall consent to the making of payments directly to the Holders, to pay to such Trustee such amounts as shall be sufficient to cover reasonable compensation to and expenses incurred by such Trustee, each predecessor Trustee and their respective agents, attorneys and counsel and all other amounts due to such Trustee or any predecessor Trustee pursuant to Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.    Priorities.

Any amounts collected by the Trustee for the Notes pursuant to this Article Six shall be applied in the following order at the date or dates fixed by such Trustee and, in case of the distribution of such amounts on account of principal or interest, upon presentation of the Notes in respect of which amounts have been collected and stamping or otherwise noting thereon the payment, or issuing Notes in reduced principal amounts in exchange for the presented Notes if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of costs and expenses applicable to the Notes in respect of which amounts have been collected, including compensation to and reasonable expenses incurred by the Trustee and each predecessor Trustee and their respective agents and attorneys and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 7.07;

SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Notes in respect of which amounts have been collected, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference, according to the amounts then due and payable on such Notes and any such debt for principal and interest; and

THIRD: To the payment of the remainder, if any, to the Company.

Section 6.11.    Undertaking for Costs.

Any court in its discretion may require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit. Any such court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. The provisions of this Section 6.11 shall not apply, however, to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders of Notes holding more than 10% in aggregate principal amount of the Notes or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Notes on or after the due date expressed in such Note.

Section 6.12.    Power and Remedies Cumulative; Delay or Omission Not Waiver.

Except as provided in Section 6.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

No delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein. Subject to Section 6.06, every power and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or the Holders.

ARTICLE SEVEN

TRUSTEE

Section 7.01.    Duties of Trustee.

(a)    If an Event of Default has occurred and is continuing and a Responsible Officer of the Trustee has received written notification thereof, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)    Except during the continuance of an Event of Default:

(i)       the Trustee need perform only those duties that are specifically set forth in this Indenture and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)      in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)    The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, in each case, as determined by a final, non-appealable order of a court of competent jurisdiction, except that:

(i)       this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(ii)      the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)     the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)    Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

(e)    No provision of this Indenture shall require the Trustee to extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f)    Amounts held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any amounts received by it hereunder except as otherwise agreed in writing with the Company.

Section 7.02.    Certain Rights of Trustee.

(a)    The Trustee may conclusively rely on, and shall be fully protected in relying upon, any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but shall have no duty to analyze such reports or statements to determine compliance with covenants or other obligations of the Company.

(b)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c)    Subject to the provisions of Section 7.01(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(d)    The Trustee may consult with counsel, investment bankers, accountants or other professionals of its selection and the advice of such counsel, investment bankers, accountants or other professionals or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel.

(e)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(f)    The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible or liable for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(g)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Officers’ Certificate or other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the outstanding Notes; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation, in the opinion of the Trustee, is not assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding.

(h)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(i)    The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company.

(j)    The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct as determined by a final, non-appealable order of a court of competent jurisdiction.

(k)    Except for (i) a default under Section 6.01(a)(1) or (2), provided that the Trustee is also the Paying Agent or (ii) any other event of which a Responsible Officer of the Trustee has actual knowledge and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or event unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount of the Notes, such notice referencing the Notes and this Indenture. The Trustee shall not be deemed to have notice of any Covenant Suspension Event, Suspension Date or Reversion Date unless notified thereof in writing by the Company.

(l)    In no event shall the Trustee be responsible or liable for special, indirect, incidental, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(m)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(n)    In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 7.03.    Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.04.    Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes. The Trustee shall not be accountable for the Company’s use of the proceeds from the Notes and shall not be responsible for any statement in any registration statement for the Notes filed with the SEC under the Securities Act (other than any Statement of Eligibility on Form T-1) or in this Indenture (other than its eligibility under Section 7.10) or the Notes (other than its certificate of authentication).

Section 7.05.    Notice of Defaults.

If a Default occurs and is continuing with and a Responsible Officer of the Trustee has received written notification thereof, the Trustee shall send to each Holder notice of such Default within the earlier of 90 days after such Default occurs and 30 days after written notice of such Default is received by a Responsible Officer of the Trustee. Except in the case of a Default in the payment of principal of, premium, if any, or interest on the Notes, including payments pursuant to the redemption provisions of the Notes, the Trustee may withhold notice if and so long as a committee of its Responsible Officers in good faith determines that withholding such notice is in the interests of Holders of the Notes.

Section 7.06.    Reports by Trustee to Holders of the Notes.

(a)    Within 60 days after each June 1 beginning with the June 1 following the date of this Indenture, the Trustee shall mail to each Holder of Notes and each other Person specified in Section 313(c) of the TIA a brief report dated as of such June 1 that complies with Section 313(a) of the TIA to the extent required thereby. The Trustee also shall comply with Section 313(b) of the TIA.

(b)    The Trustee will file a copy of each report, at the time of its mailing to Holders of any Notes, with the SEC and each securities exchange on which the Notes are listed. The Company promptly will notify the Trustee whenever the Notes become listed on any securities exchange and of any delisting thereof.

Section 7.07.    Compensation and Indemnity.

The Company:

(a)      will pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust;

(b)     will reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, including the compensation and reasonable expenses of its agents and counsel, except to the extent any such compensation or expense shall be determined to have been caused by its own negligence or willful misconduct as determined by a final, non-appealable order of a court of competent jurisdiction; and

(c)      will fully indemnify the Trustee and its agents for, and hold them harmless against, any loss, liability, claim, damage or expense arising out of or in connection with the acceptance or administration of this trust or the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against or investigating any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section, except to the extent that any such loss, liability or expense shall be determined to have been caused by its own negligence or willful misconduct as determined by a final, non-appealable order of a court of competent jurisdiction.

As security for the performance of the Company’s obligations under this Section 7.07, the Trustee shall have a lien prior to the Notes on all funds or property held or collected by the Trustee, except for those funds that are held in trust to pay the principal of or interest, if any, on the Notes

“Trustee” for purpose of this Section 7.07 includes any predecessor trustee; provided that the negligence or bad faith of any Trustee shall not be attributable to any other Trustee.

The Company’s payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture and resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a default specified in Section 6.01(a)(6), such expenses, including reasonable fees and expenses of counsel, are intended to constitute expenses of administration under Bankruptcy Law.

Section 7.08.    Replacement of Trustee.

The Trustee may resign at any time by so notifying the Company. No such resignation, however, shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate principal amount of the Notes may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

(a)      the Trustee fails to comply with Section 7.10;

(b)     the Trustee is adjudged bankrupt or insolvent;

(c)      a receiver or public officer takes charge of the Trustee or its property; or

(d)      the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to the Notes, the Company shall promptly appoint, by a Board Resolution, a successor Trustee with respect to the Notes

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall upon payment of its charges hereunder promptly transfer all funds and property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07

If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee at the expense of the Company, the Company or the Holders of a majority in aggregate principal amount of the Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Section 7.09.    Successor Trustee by Merger, Etc.

If the Trustee consolidates with, merges or converts into or transfers all or substantially all its corporate trust business or assets to another entity, the resulting, surviving or transferee entity without any further act shall be the successor Trustee.

Section 7.10.    Eligibility; Disqualification.

The Trustee shall at all times satisfy the requirements of Section 310(a)(1) of the TIA. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Neither the Company nor any person directly or indirectly controlling, controlled by or under common control with the Company shall serve as Trustee hereunder. The Trustee shall comply with Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

Section 7.11.    Preferential Collection of Claims Against Company.

The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

ARTICLE EIGHT

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.    Option to Effect Legal Defeasance or Covenant Defeasance.

(a)    Subject to Sections 8.01(b) and 8.02, the Company at any time may terminate (i) all of its obligations under the Notes and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, and 4.18 and Section 5.01(a)(3) (“covenant defeasance option”) with respect to the Notes. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Company terminates all of its obligations under the Notes and this Indenture by exercising its legal defeasance option, the obligations under the Subsidiary Guarantees shall each be terminated simultaneously with the termination of such obligations.

If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(a)(4) and 6.01(a)(5) (with respect only to the applicable Restricted Subsidiaries), 6.01(a)(6) and 6.01(a)(7) (with respect only to Significant Subsidiaries) or 6.01(a)(8), or because of the failure of the Company to comply with Section 5.01(a)(3).

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(b)    Notwithstanding Section 8.01(a), the Company’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 4.02 and 7.07 and in this Article Eight shall survive until the Notes have been paid in full. Thereafter, the Company’s obligations in Sections 7.07 and 8.03 and the Trustee’s obligations under Section 8.04 shall survive.

Section 8.02.    Conditions to Defeasance.

The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(a)      the Company irrevocably deposits in trust with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay the principal of, and premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

(b)      in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(c)      in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(d)      the deposit does not constitute a default under any other material agreement binding on the Company (other than that resulting with respect to any Indebtedness being defeased from any borrowing of funds to be applied to make the deposit required to effect such legal defeasance option or covenant defeasance option and any similar and simultaneous deposit relating to such Indebtedness, and the granting of Liens in connection therewith);

(e)      the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940; and

(f)       the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article Eight have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (b) above with respect to a defeasance need not to be delivered if all Notes not therefore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Section 8.03.    Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

(a)    Subject to Section 8.04, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.02 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

(b)    The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 8.02 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c)    Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.02 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee at the expense of the Company (which may be the opinion delivered under Section 8.02(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent legal defeasance option or covenant defeasance option.

Section 8.04.    Repayment to the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, and interest on any Note and remaining unclaimed for two years after such principal, premium, if any, and interest has become due and payable shall, subject to compliance with applicable abandoned property law, be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company, send to the Holders notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.05.    Reinstatement.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.02, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Subsidiary Guarantors’ obligations under this Indenture and the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.    Without Consent of Holders of Notes.

(a)    Notwithstanding Section 9.02, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note to:

(1)      convey, transfer, assign, mortgage or pledge any property or assets to the Trustee as security for the Notes;

(2)      evidence the succession of another Person to the Company or any Subsidiary Guarantor, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company or any Subsidiary Guarantor under this Indenture pursuant to the provisions described under Article Five;

(3)      add to the covenants of the Company and the Subsidiary Guarantors further covenants, restrictions, conditions or provisions for the protection of the Holders of the Notes;

(4)      cure any ambiguity or correct or supplement any provision contained in this Indenture that may be defective or inconsistent with any other provision contained in this Indenture, or make such other provisions in regard to matters or questions arising under this Indenture as the Board of Directors may deem necessary or desirable and that shall not materially and adversely affect the interests of the Holders of the Notes;

(5)      evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee with respect to the Notes and add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts under this Indenture by more than one Trustee pursuant to the requirements of this Indenture;

(6)      provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

(7)      add additional Subsidiary Guarantees with respect to the Notes and release any Subsidiary Guarantor in accordance with this Indenture;

(8)      provide for the issuance of Additional Notes;

(9)      conform the text of this Indenture or the Notes to any provision of the Description of Notes in the offering memorandum related to the Initial Notes; or

(10)    comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA.

(b)    Upon the request of the Company and upon receipt by the Trustee of the documents described under Section 9.06 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding anything to the contrary contained herein, any supplemental indenture executed pursuant to Section 9.01(a)(7) may be executed by the Company, the Subsidiary Guarantor providing such Subsidiary Guarantee and the Trustee.

Section 9.02.    With Consent of Holders of Notes.

(a)    Except as otherwise provided in this Section 9.02, this Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes).

(b)    This Indenture provides that, without the consent of each Holder adversely affected thereby, no amendment may:

(1)      reduce the principal amount of Notes whose Holders must consent to an amendment;

(2)      reduce the rate of or extend the time for payment of interest on any Note;

(3)      reduce the principal of or extend the Stated Maturity of any Note;

(4)      reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under Section 3.07;

(5)      make any Note payable in money other than that stated in the Note;

(6)      impair the right of any Holder to receive payment of principal of, and interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(7)      make any change in the amendment provisions or in the waiver provisions which require each Holder’s consent; or

(8)      release any Subsidiary Guarantee (other than in accordance with the terms of this Indenture).

(c)    The consent of the Holders will not be necessary to approve the particular form of any proposed amendment or supplemental indenture . It will be sufficient if such consent approves the substance of the proposed amendment or supplemental indenture .

(d)    After an amendment or supplemental indenture becomes effective, the Company shall mail, or in the case of Global Notes send in accordance with the Applicable Procedures of the Depositary, to Holders (with a copy to the Trustee) a notice briefly describing such amendment or supplemental indenture. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment or supplemental indenture.

Section 9.03.    Compliance with TIA.

Every amendment or supplemental indenture to this Indenture or the Notes shall comply with the TIA as then in effect.

Section 9.04.    Revocation and Effect of Consents and Waivers.

(a)    A consent to an amendment or supplemental indenture or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate from the Company certifying that the requisite number of consents have been received. After an amendment or supplemental indenture or waiver becomes effective, it shall bind every Holder. An amendment or supplemental indenture or waiver becomes effective upon the (i) receipt by the Company or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or supplemental indenture or waiver by the Company and the Trustee.

(b)    The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding Section 9.04(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

Section 9.05.    Notation on or Exchange of Notes.

If an amendment or supplemental indenture changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplemental indenture.

Section 9.06.    Trustee to Sign Amendments, Etc.

The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article Nine if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If, in the judgment of the Trustee, it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall receive indemnity satisfactory to it and receive, and (subject to Section 7.01) shall be fully protected in relying upon in addition to the documents required by Section 13.04, an Officers’ Certificate and an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture and that such amendment or supplemental indenture is the valid and binding obligation of the Company and the Subsidiary Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

Section 9.07.    Payments for Consents.

Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE TEN

SUBSIDIARY GUARANTEES

Section 10.01.    Subsidiary Guarantees.

(a)    Each Subsidiary Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, or premium or interest on the Notes and all other monetary obligations of the Company under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Subsidiary Guarantor, and that each such Subsidiary Guarantor shall remain bound under this Article Ten notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)    Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any Default under the Notes or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Subsidiary Guarantor, except as provided in Section 10.05.

(c)    Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Subsidiary Guarantors, such that such Subsidiary Guarantor’s obligations would be less than the full amount claimed. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or such Subsidiary Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Subsidiary Guarantor hereunder. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Subsidiary Guarantor.

(d)    Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e)    Except as expressly set forth in Section 8.01(a), Section 9.02, this Article Ten and Article Eleven, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.

(f)    Except as otherwise provided herein, each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(g)    In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

(h)    Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of any Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article Six of this Indenture, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 10.01.

(i)    Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorney’s fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(j)    Upon request of the Trustee, each Subsidiary Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 10.02.    Limitation on Liability.

(a)    Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b)    As provided in Section 10.05(b), at the reasonable request of the Company, the Trustee shall execute and deliver an instrument, in the form provided by the Company, evidencing the release of any Subsidiary Guarantor pursuant to Section 10.05(a).

Section 10.03.    Subsidiary Guarantee Under Indenture.

(a)    If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Subsidiary Guarantee provided for herein shall be valid nevertheless.

(b)    The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee provided for herein on behalf of the Subsidiary Guarantors.

(c)    If required by Section 4.18, the Company shall cause its Subsidiaries to execute supplemental indentures to this Indenture substantially in the form of Exhibit D to this Indenture providing for additional Subsidiary Guarantees in accordance with Section 4.18 and this Article Ten, to the extent applicable.

Section 10.04.    Contribution.

Each Subsidiary Guarantor hereby agrees that to the extent that any such Subsidiary Guarantor shall have paid more than its proportionate share of any payment made on the obligations under its Subsidiary Guarantee, then upon payment in full of the Guaranteed Obligations under this Indenture such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against the Company or any other Subsidiary Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.04 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

Section 10.05.    Release of Subsidiary Guarantor.

(a)    The Subsidiary Guarantee of a Subsidiary Guarantor shall be automatically released without any action required by the Trustee or Holders:

(i)     in the event the Capital Stock of a Subsidiary Guarantor is sold or all of the assets of a Subsidiary Guarantor are sold (including by way of merger, consolidation or otherwise) by the Company or a Restricted Subsidiary and the sale complies with the provisions set forth in Section 4.10 and if as a result of such sale, such Subsidiary Guarantor ceases to be a Restricted Subsidiary;

(ii)    upon the designation of any Subsidiary Guarantor to be an Unrestricted Subsidiary in compliance with the definition of “Unrestricted Subsidiary”;

(iii)    upon legal defeasance or satisfaction and discharge of the Notes in compliance with the provisions of this Indenture described under Article Eight and Article Eleven, respectively;

(iv)   if such Subsidiary Guarantor shall have been released from its guarantee of Indebtedness under all Material Credit Facilities; or

(v)    if such Subsidiary Guarantee shall have been released pursuant to Section 9.02.

(b)    At the request of the Company, and upon delivery to the Trustee of an Officers’ Certificate and an Opinion of Counsel that a release complies with this Indenture, the Trustee shall execute and deliver such instruments reasonably requested by the Company evidencing the release of such Subsidiary Guarantor from its Subsidiary Guarantee (it being understood that the failure to obtain any such instrument shall not impair any automatic release pursuant to Section 10.05(a)). Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee as provided in Section 10.05(a) shall remain liable for the full amount of principal and interest, if any, on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article Ten.

Section 10.06.    Successors and Assigns.

Subject to Article Five, this Article Ten shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 10.07.    No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Ten shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Ten at law, in equity, by statute or otherwise.

Section 10.08.    Modification.

No modification, amendment or waiver of any provision of this Article Ten, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

ARTICLE ELEVEN

SATISFACTION AND DISCHARGE

Section 11.01.    Satisfaction and Discharge.

(a)    This Indenture (including the Subsidiary Guarantees) will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, as expressly provided for in this Indenture) as to all Notes issued hereunder when:

(1)    all outstanding Notes (other than Notes replaced or paid) have been canceled or delivered to the Trustee for cancellation; or

(2)    all outstanding Notes have become due and payable, whether at maturity or as a result of the sending of a notice of redemption, or will become due and payable within one year, and the Company irrevocably deposits with the Trustee cash or Cash Equivalents in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which opinion shall only be required to be delivered if U.S. Government Obligations have been so deposited), to pay the principal of and interest on the outstanding Notes when due at maturity or upon redemption, including interest thereon to maturity or such redemption date (other than Notes replaced or paid); and, in either case

(3)    the Company pays all other sums payable by it under this Indenture.

(b)    The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

Section 11.02.    Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.04 hereof, all funds and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

ARTICLE TWELVE

[INTENTIONALLY OMITTED]

ARTICLE THIRTEEN
MISCELLANEOUS

Section 13.01.    TIA Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 13.02.    Notices.

(a)    Any notice or communication by the Company or any Subsidiary Guarantor, on the one hand, or the Trustee, on the other hand, to the other, is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Subsidiary Guarantor:

Qorvo, Inc.
7628 Thorndike Road
Greensboro, NC 27409
Facsimile: ((910) 475-8535
Attention: Mark J. Murphy

with a copy (which shall not constitute notice) to:

Womble Bond Dickinson (US) LLP
One Wells Fargo Center
301 S. College Street
Suite 3500
Charlotte, NC 28202
Facsimile: (704) 338-7822
Attention: Sudhir N. Shenoy, Esq.

If to the Trustee:

MUFG Union Bank, N.A.
1251 Avenue of the Americas, 19th Floor

New York, New York 10020

Attention: Corporate Trust

Telephone: (646) 452-2011

Facsimile: (646) 452-2000

Email: CTNY1@unionbank.com

(or such other address or facsimile number as the Trustee may designate from time to time by notice to the Company).

(b)    The Company, the Subsidiary Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

(c)    All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(d)    Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(e)    Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver.

(f)    In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

(g)    If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h)    If the Company receives a notice or communication from Holders, or sends a notice or communication to Holders, it shall send a copy to the Trustee and each Agent at the same time.

(i)    Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the standing instructions from such Depositary.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its reasonable judgment elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 13.03.    Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

Section 13.04.    Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(i)    an Officers’ Certificate in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers (who may rely upon an Opinion of Counsel with respect to matters of law), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(ii)    an Opinion of Counsel in form reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel (who may rely upon an Officers’ Certificate or certificates of public officials as to matters of fact), all such conditions precedent and covenants have been satisfied.

Section 13.05.    Statements Required in Certificate or Opinion.

(a)    Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof or TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(i)    a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.06.    Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07.    No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, stockholder, member, manager or partner, past, present or future, of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08.    Governing Law; Waiver of Jury Trial.

THIS INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

EACH OF THE COMPANY, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS INDENTURE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 13.09.    [Intentionally Omitted].

Section 13.10.    No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or any of its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.11.    Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Subsidiary Guarantor in this Indenture shall bind such Subsidiary Guarantor’s successors, except as otherwise provided in Sections 5.01(b) and 5.02.

Section 13.12.    Severability.

In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.13.    Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.14.    Acts of Holders.

(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 13.14.

(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such witness, notary or officer the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)    Notwithstanding anything to the contrary contained in this Section 13.14, the principal amount and serial numbers of Notes held by any Holder, and the date of holding the same, shall be proved by the register of the Notes maintained by the Registrar as provided in Section 2.04.

(d)    If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith or the date of the most recent list of Holders forwarded to the Trustee prior to such solicitation pursuant to Section 2.06 and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the then outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the then outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e)    Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration or transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(f)    Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Note may do so itself with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

Section 13.15.    Benefit of Indenture.

Except as otherwise described herein, nothing in this Indenture, the Notes or the Subsidiary Guarantees shall give to any Person, other than the parties hereto, any Paying Agent, any Registrar and its successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 13.16.    Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.17.    USA PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Indenture as of the date first above written.

QORVO, INC.

By:	/s/ Mark J. Murphy
Name:	Mark J. Murphy
Title:	Chief Financial Officer

AMALFI SEMICONDUCTOR, INC. as a Guarantor

By:	/s/ Mark J. Murphy
Name:	Mark J. Murphy
Title:	President

QORVO CALIFORNIA, INC. as a Guarantor

By:	/s/ Mark J. Murphy
Name:	Mark J. Murphy
Title:	Chief Financial Officer

QORVO OREGON, INC. as a Guarantor

By:	/s/ Mark J. Murphy
Name:	Mark J. Murphy
Title:	Chief Financial Officer

QORVO TEXAS, LLC as a Guarantor By: Qorvo US, Inc., its member

By:	/s/ Mark J. Murphy
Name:	Mark J. Murphy
Title:	Vice President

QORVO US, INC. as a Guarantor

By:	/s/ Mark J. Murphy
Name:	Mark J. Murphy
Title:	Vice President

RFMD, LLC as a Guarantor

By:	/s/ Mark J. Murphy
Name:	Mark J. Murphy
Title:	Manager

MUFG UNION BANK, N.A., as Trustee

By:	/s/ D. Amedeo Morreale
Name:	D. Amedeo Morreale
Title:	Vice President

EXHIBIT A

[Face of Note]

[Include Applicable Legends]

CUSIP No.
ISIN No.

No.

QORVO, INC.

4.375% SENIOR NOTES DUE 2029

Issue Date:

Qorvo, Inc., a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of _________________________ ($___________), or such other principal sum as shall be set forth in the Schedule of Exchanges of Interests attached hereto, on October 15, 2029.

Interest Payment Dates: April 15 and October 15, commencing April 15, 2020.

Record Dates: April 1 and October 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

QORVO, INC.

By:
Name:
Title:

Dated:

This is one of the Notes referred to in the within-mentioned Indenture.

MUFG UNION BANK, N.A., as Trustee

By:
Name:
Title:

Dated:

[Reverse Side of Note]

Qorvo, Inc.

4.375% Senior Notes due 2029

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.    Interest. QORVO, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at 4.375% per annum from September 30, 2019. The Company shall pay interest semiannually in arrears on April 15 and October 15 of each year, commencing April 15, 2020 or, if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from September 30, 2019; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding semiannual interest payment date (but after April 15, 2020), interest shall accrue from such next succeeding semiannual interest payment date, except in the case of the original issuance of the Notes, in which case interest shall accrue from the date of authentication. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

2.    Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on April 1 or October 1 immediately preceding the Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depositary or any successor depositary. The Company will make all payments in respect of a Definitive Note (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof. Any payments of principal of and interest on this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

3.    Paying Agent and Registrar. Initially, MUFG UNION BANK, N.A. (the “Trustee”) will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Restricted Subsidiaries may act as Paying Agent or Registrar.

4.    Indenture. The Company issued the Notes under an Indenture dated as of September 30, 2019, among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as amended (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

The Notes are senior unsubordinated unsecured obligations of the Company limited initially to $350,000,000 aggregate principal amount, which amount may be increased at the option of the Company if it determines to sell Additional Notes (subject to the terms of the Indenture). The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments, make Restricted Payments, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates and make Asset Dispositions. The Indenture also imposes limitations on the ability of the Company and each Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal, premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Subsidiary Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior unsubordinated unsecured basis pursuant to the terms of the Indenture.

5.    Optional Redemption.

(a)    Except as set forth in this Section 5, the Notes may not be redeemed at the option of the Company.

(b)    At any time and from time to time prior to October 15, 2024 the Company may redeem, on one or more occasions, up to a maximum of 35% of the original aggregate principal amount of the Notes, calculated after giving effect to any issuance of Additional Notes, with the Net Cash Proceeds of one or more Qualified Equity Offerings at a redemption price equal to 104.375% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date; provided, however, that after giving effect to any such redemption:

(i)    at least 65% of the original aggregate principal amount of the Notes, calculated after giving effect to any issuance of Additional Notes, remains outstanding immediately after such redemption; and

(ii)    any such redemption by the Company must be completed within 90 days of completion of such Qualified Equity Offering and must be made in accordance with the applicable procedures set forth in the Indenture.

(c)    At any time and from time to time prior to October 15, 2024, the Company may redeem on all or part of the Notes at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest to the date of redemption, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date.

(d)    At any time and from time to time on or after October 15, 2024, the Company may redeem the Notes, in whole or in part, at the following redemption prices, expressed as percentages of principal amount, plus accrued and unpaid interest thereon to the redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period commencing on October 15 of the years set forth below:

Year	Percentage
2024	102.188%
2025	101.458%
2026	100.729%
2027 and thereafter	100.000%

6.    Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.    Notice of Redemption. Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his or her registered address. Notes may be redeemed in part in integral multiples of $2,000 or any whole multiple of $1,000 in excess thereof. If notice of redemption has been given, the Notes or portions of Notes specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Notes at the redemption price, together with interest accrued to said date) interest on the Notes or portions of Notes so called for redemption shall cease to accrue.

Any notice of redemption in connection with any Qualified Equity Offering or other securities offering of any financing, or in connection with a transaction (or series of related transactions) that constitutes a Change of Control, may, at the Company’s discretion, be given prior to the completion thereof and be subject to one or more conditions precedent, including completion of the related Qualified Equity Offering, securities offering, financing or Change of Control.

8.    Repurchase at Option of Holder. Upon a Change of Control Triggering Event, each Holder will have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture; provided, however, the Company shall not be obligated to purchase the Notes upon a Change of Control Triggering Event in the event that it has optionally redeemed all the Notes. In accordance with Section 4.10 of the Indenture, the Company will be required to offer to purchase Notes upon the occurrence of certain events.

If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to such Change of Control Offer, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of such redemption.

9.    Denominations, Transfer, Exchange. The Notes are in fully registered form, without coupons, in minimum denominations of $2,000 and any whole multiple of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Company will not be required to transfer or exchange any outstanding Notes selected for redemption or purchase or to transfer or exchange any outstanding Notes for a period of 15 days prior to the selection of Notes to be redeemed or purchased or within 15 days of an Interest Payment Date.

10.    Persons Deemed Owners. The registered Holder of this Note will be treated as the owner of it for all purposes.

11.    Unclaimed Money. Subject to the applicable abandoned property laws, if money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

12.    Discharge and Defeasance. Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13.    Amendment, Waiver. Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes). Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture to (i) convey, transfer, assign, mortgage or pledge any property or assets to the Trustee as security for the Notes; (ii) evidence the succession of another Person to the Company or any Subsidiary Guarantor, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company or any Subsidiary Guarantor under the Indenture pursuant to the provisions described under Article Five of the Indenture; (iii) add to the covenants of the Company and the Subsidiary Guarantors such further covenants, restrictions, conditions or provisions for the protection of the Holders of Notes; (iv) cure any ambiguity or correct or supplement any provision contained in the Indenture that may be defective or inconsistent with any other provision contained in the Indenture, or make such other provisions in regard to matters or questions arising under the Indenture as the Board of Directors may deem necessary or desirable and that shall not materially and adversely affect the interests of the Holders of Notes; (v) evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the Notes and add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than the one Trustee pursuant to the requirements of the Indenture; (vi) provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code; (vii) add additional Subsidiary Guarantees with respect to the Notes and release any Subsidiary Guarantor in accordance with the Indenture; (viii) provide for the issuance of Additional Notes; (ix) conform the text of the Indenture or the Notes to any provision of the Description of Notes in the offering memorandum related to the Initial Notes; or (x) comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

14.    Defaults and Remedies. If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company (and the Trustee if given by the Holders) may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain bankruptcy provisions occurs, the principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

No Holder of any Notes shall have any right, by virtue or by availing of any provision of this Indenture or the Notes, to institute any action or proceeding at law or in equity or in bankruptcy or otherwise with respect to this Indenture or the Notes, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof and the Holders of not less than 25% in aggregate principal amount of the Notes shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee hereunder and shall have offered to the Trustee security or indemnity reasonably satisfactory to it as it may require, against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by Holders of a majority in principal amount of the Notes then outstanding; it being understood and intended, and being expressly covenanted by the Holder of every Notes with every other Holder of a Note and the Trustee, that no one or more Holders of Notes shall have any right in any manner whatever, by virtue or by availing of any provision of this Indenture, to affect, disturb or prejudice the rights of any other such Holder of Notes, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of the Notes.

15.    Trustee Dealings with Company. Subject to certain limitations imposed by the TIA, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.    No Recourse Against Others. No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

17.    Authentication. This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18.    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.    Governing Law. THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20.    CUSIP and ISIN Numbers. The Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(INSERT ASSIGNEE’S LEGAL NAME)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 (Sale of Assets) or Section 4.14 (Change of Control Triggering Event) of the Indenture, check the appropriate box below:

Section 4.10     Section 4.14

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased ($1,000 or an integral multiple thereof):

$________________

Date:	___________________
		Your Signature:	_________________________________________________
(Sign exactly as your name appears on the face of this Note)

		Tax Identification No.:	___________________________________________

Signature Guarantee*:		________________________________________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[To be inserted for Rule 144A Global Note]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount at Ma
	Amount of Decrease in	Amount of Increase in	turity of this Global Note	Signature of Authorized
	Principal Amount at Ma	Principal Amount at Ma	Following such decrease	Signatory of Trustee or
Date of Exchange	turity of this Global Note	turity of this Global Note	(or increase)	Custodian

[To be inserted for Regulation S Global Note]

SCHEDULE OF EXCHANGES OF REGULATION S GLOBAL NOTE

The following exchanges of a part of this Regulation S Global Note for an interest in another Global Note or of other Restricted Global Notes for an interest in this Regulation S Global Note, have been made:

Principal Amount at Ma
	Amount of Decrease in	Amount of Increase in	turity of this Global Note	Signature of Authorized
	Principal Amount at Ma	Principal Amount at Ma	Following such decrease	Signatory of Trustee or
Date of Exchange	turity of this Global Note	turity of this Global Note	(or increase)	Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Qorvo, Inc.
7628 Thorndike Road
Greensboro, NC 27409
Facsimile: (910) 475-8535
Attention: Mark J. Murphy

MUFG Union Bank, N.A.
1251 Avenue of the Americas, 19th Floor

New York, New York 10020

Facsimile: (646) 452-2000

Attention: Corporate Trust

Re: 4.375% Senior Notes due 2029

Reference is hereby made to the Indenture, dated as September 30, 2019 (the “Indenture”), among Qorvo, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors, and MUFG Union Bank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

________________________ (the “Transferor”) owns and proposes to transfer the 4.375% Senior Notes due 2029 (the “Notes”) of the Company or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to _______________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

☐    1.    Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐    2.    Check if Transferee will take delivery of a beneficial interest in a Legended Regulation S Global Note, or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

☐    3.    Check and complete if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

☐    (a)    such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

☐    (b)     such Transfer is being effected to the Company or a subsidiary thereof; or

☐    (c)    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

☐    4.    Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or an Unrestricted Definitive Note.

☐    (a)    Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

☐    (b)    Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

☐    (c)    Check if Transfer is pursuant to other exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.    The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

☐    (a)    a beneficial interest in the:

(i)	144A Global Note (CUSIP __________); or Regulation S Global Note (CUSIP __________); or

☐    (b)    a Restricted Definitive Note.

2.    After the Transfer the Transferee will hold:

[CHECK ONE]

☐    (a)    a beneficial interest in the:

(i)	144A Global Note (CUSIP _______); or

(ii)	Regulation S Global Note (CUSIP ________); or

(iii)	Unrestricted Global Note (CUSIP ________); or

☐    (b)    a Restricted Definitive Note; or

☐    (c)    an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Qorvo, Inc.
7628 Thorndike Road
Greensboro, NC 27409
Facsimile: (910) 475-8535
Attention: Mark J. Murphy

MUFG Union Bank, N.A.
1251 Avenue of the Americas, 19th Floor

New York, New York 10020

Facsimile: (646) 452-2000

Attention: Corporate Trust

Re: 4.375% Senior Notes due 2029

Reference is hereby made to the Indenture, dated as of September 30, 2019 (the “Indenture”), among Qorvo, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors, and MUFG Union Bank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

______________________ (the “Owner”) owns and proposes to exchange the 4.375% Senior Notes due 2029 (the “Notes”) of the Company or interest in such Note[s] specified herein, in the principal amount of $_________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

☐    (a)    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐    (b)    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐    (c)    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

☐    (d)    Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

☐    (a)    Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

☐    (b)    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE]:

☐    144A Global Note

☐    Regulation S Global Note

with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

Dated:

[Insert Name of Transferor]

By:
Name:
Title:

EXHIBIT D

[ ] SUPPLEMENTAL INDENTURE

[ ] SUPPLEMENTAL INDENTURE (this “[ ] Supplemental Indenture”) dated as of [                 ], among [GUARANTOR] (the “New Guarantor”), a subsidiary of Qorvo, Inc., a Delaware corporation (the “Company”), and MUFG Union Bank, N.A., as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Company and certain subsidiaries of the Company listed in Schedule I attached hereto (the “Existing Guarantors”) have heretofore executed and delivered to the Trustee an Indenture, dated as of September 30, 2019 (the “Indenture”), providing for the issuance of the Company’s 4.375% Senior Notes due 2029 (the “Notes”);

WHEREAS Section 4.18 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01(a)(7) of the Indenture, the Trustee and the Company are authorized to execute and deliver this [ ] Supplemental Indenture without the consent of holders of the Notes;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.    AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees, jointly and severally with all the Existing Guarantors, to unconditionally guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article Ten of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.

2.    RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This [ ] Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

3.    GOVERNING LAW. THIS [ ] SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.    TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this [ ] Supplemental Indenture or the Subsidiary Guarantee for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantor and the Company. All of the provisions contained in the Indenture in respect of the rights, privileges, protections, immunities, powers and duties of the Trustee shall be applicable in respect of this [ ] Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

5.    COUNTERPARTS. The parties may sign any number of copies of this [ ] Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this [ ] Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this [ ] Supplemental Indenture as to the parties hereto and may be used in lieu of the original [ ] Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this [ ] Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By:
Name:
Title:

QORVO, INC.

By:
Name:
Title:

MUFG UNION BANK, N.A., as Trustee

By:
Name:
Title:

Schedule I